   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997

                                                REGISTRATION NO. 333-22839

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
         INTEGON CAPITAL I                      INTEGON CORPORATION
                                     (EXACT NAME OF REGISTRANT AS SPECIFIED IN
    (EXACT NAME OF REGISTRANT AS                   ITS CHARTER)
     SPECIFIED IN ITS CHARTER)
              DELAWARE                               DELAWARE
                                          (STATE OR OTHER JURISDICTION OF
  (STATE OR OTHER JURISDICTION OF         INCORPORATION OR ORGANIZATION)
   INCORPORATION OR ORGANIZATION)
                6719                                   6331
    (PRIMARY STANDARD INDUSTRIAL           (PRIMARY STANDARD INDUSTRIAL
    CLASSIFICATION CODE NUMBER)             CLASSIFICATION CODE NUMBER)
                                                    13-3559471

          56-6498133
  (I.R.S. EMPLOYER IDENTIFICATION     (I.R.S. EMPLOYERIDENTIFICATION NUMBER)
              NUMBER)
      C/O INTEGON CORPORATION                  500 WEST FIFTH STREET
       500 WEST FIFTH STREET            WINSTON-SALEM, NORTH CAROLINA 27152
WINSTON-SALEM, NORTH CAROLINA 27152               (910) 770-2000
           (910) 770-2000
 (ADDRESS, INCLUDING ZIP CODE, AND       (ADDRESS, INCLUDING ZIP CODE, AND
  TELEPHONE NUMBER, INCLUDING AREA                   TELEPHONE
               CODE,                       NUMBER, INCLUDING AREA CODE,
OF REGISTRANT'S PRINCIPAL EXECUTIVE     OF REGISTRANT'S PRINCIPAL EXECUTIVE
              OFFICES)                               OFFICES)
                              JOHN B. YORKE, ESQ.
                            C/O INTEGON CORPORATION
                             500 WEST FIFTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27152
                                (910) 770-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                With a copy to:

                             MARK S. BERGMAN, ESQ.
                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019
                                (212) 373-3000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    PROPOSED        PROPOSED
                                                    MAXIMUM          MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF        AMOUNT TO      OFFERING PRICE     AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED(5)  BE REGISTERED     PER UNIT(1)   OFFERING PRICE(1)      FEE
-----------------------------------------------------------------------------------------------
  10 3/4% Capital
   Securities, Series B of
   Integon Capital I........     $100,000,000(2)      100%        $100,000,000       $30,304
-----------------------------------------------------------------------------------------------
  10 3/4% Junior
   Subordinated Deferrable
   Interest Debentures,
   Series B of Integon
   Corporation(3)...........          --               --              --              N/A
-----------------------------------------------------------------------------------------------
  Integon Corporation
   Guarantee with respect to
   10 3/4% Capital
   Securities, Series B(4)..          --               --              --              N/A
-----------------------------------------------------------------------------------------------
    Total...................    $100,000,000(6)       100%        $100,000,000(6)    $30,304

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) The maximum aggregate Liquidation Amount of 10 3/4% Capital Securities, Series B that may be issued pursuant to this Registration Statement.
(3) The 10 3/4% Junior Subordinated Deferrable Interest Debentures, Series A issued by Integon Corporation were originally purchased by Integon Capital I with the proceeds of the sale of the 10 3/4% Capital Securities, Series
    A and the 10 3/4% Common Securities issued by Integon Capital I. No separate consideration will be received for the 10 3/4% Junior
    Subordinated Deferrable Interest Debentures, Series B of Integon Corporation distributed upon any liquidation of Integon Capital I.
(4) No separate consideration will be received for the Integon Corporation Guarantee.
(5) This Registration Statement is deemed to cover the Junior Subordinated Debentures, the rights of holders of Junior Subordinated Debentures under the Junior Subordinated Indenture, the rights of holders of Capital Securities of Integon Capital I under the Trust Agreement, the rights of holders of the Capital Securities under the Guarantee, and the Expense Agreement entered into by Integon Corporation.
(6) Such amount represents the aggregate Liquidation Amount of the 10 3/4% Capital Securities, Series A to be exchanged hereunder and the aggregate principal amount of the Junior Subordinated Debentures that may be distributed to holders of Capital Securities upon any liquidation of Integon Capital I.

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS SUBJECT TO COMPLETION + +OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN + +FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT + +BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION + +STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO + +SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 6, 1997

PROSPECTUS

                                  $100,000,000

                               INTEGON CAPITAL I

  OFFER TO EXCHANGE ITS 10 3/4% CAPITAL SECURITIES, SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OF ITS OUTSTANDING 10 3/4%
                          CAPITAL SECURITIES, SERIES A

   (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY
                               GUARANTEED BY

                              INTEGON CORPORATION

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON       , 1997, UNLESS EXTENDED

  Integon Capital I, a Delaware business trust (the "Series B Issuer"), and Integon Corporation, a Delaware corporation (the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange up to $100,000,000 aggregate Liquidation Amount of 10 3/4% Capital Securities, Series B, having a Liquidation Amount of $1,000 per security (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like aggregate Liquidation Amount of outstanding 10 3/4% Capital Securities, Series A, having a Liquidation Amount of $1,000 per security (the "Outstanding Capital Securities"), of the Series B Issuer, of which $100,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation, redemption or repurchase of the Outstanding Capital Securities (the "Outstanding Guarantee") for a like guarantee of the Exchange Capital Securities (the "Exchange Guarantee"), and all of its 10 3/4% Junior Subordinated Deferrable Interest Debentures, Series A (the "Outstanding Junior Subordinated Debentures"), of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of 10 3/4% Junior Subordinated Deferrable Interest Debentures, Series B (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act. The Outstanding Capital Securities, the Outstanding Guarantee and the Outstanding Junior Subordinated Debentures are collectively referred to herein as the "Outstanding Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities." The terms of the Exchange Securities are substantially identical to the terms of the Outstanding Securities, except that the Exchange Securities (i) will have been registered under the Securities Act and will not contain terms restricting the transfer of such securities, (ii) will be entitled, to the extent applicable, to the benefits of qualification of the Trust Agreement (as defined herein) and the Junior Subordinated Indenture (as defined herein) under the Trust Indenture Act (as defined herein), and (iii) will not provide for liquidated damages in certain circumstances under the Registration Rights Agreement (as defined herein).

  The Series B Issuer will accept for exchange any and all Outstanding Securities that are validly tendered on or prior to 5:00 p.m., New York City
time, on the date the Exchange Offer expires, which will be       , 1997,
unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Outstanding Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of Outstanding Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. See "Exchange Offer." Outstanding Securities may be tendered in whole or in part only in the aggregate Liquidation Amount or principal amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof; provided that if any Outstanding Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount or principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof. The Company has agreed to pay the expenses of the Exchange Offer.

  Holders of Outstanding Securities whose Outstanding Securities are not tendered and accepted in the Exchange Offer will continue to hold such Outstanding Securities. Following consummation of the Exchange Offer, the holders of Outstanding Securities will continue to be subject to the existing restrictions upon transfer thereof and the Series B Issuer and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Securities held by them.

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE EXCHANGE SECURITIES.

  The Series B Issuer will not receive any proceeds from this Exchange Offer and no underwriter is being utilized in connection with the Exchange Offer.

THE  SECURITIES OFFERED  HEREBY HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE
 SECURITIES  AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES COMMISSION  NOR
  HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
   COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS  PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is       , 1997.

  On February 10, 1997, $100,000,000 aggregate Liquidation Amount of Outstanding Capital Securities and $103,093,000 aggregate principal amount of Outstanding Junior Subordinated Debentures were issued and sold in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Outstanding Securities may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Exchange Securities (which includes, in addition to the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures, the rights of holders of Exchange Junior Subordinated Debentures under the Junior Subordinated Indenture, the rights of holders of Exchange Capital Securities under the Trust Agreement and under the Exchange Guarantee, and the Expense Agreement (as hereinafter defined)) are being offered hereby in order to satisfy the obligations of the Series B Issuer and the Company under the exchange and registration rights agreement (the "Registration Rights Agreement"), dated February 10, 1997, among the Company, the Series B Issuer, Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers (the "Initial Purchasers"). See "Exchange Offer--Purpose of the Exchange Offer." Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Series B Issuer and the Company believe that the Exchange Capital Securities to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Capital Securities directly from the Series B Issuer or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Series B Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Capital Securities and have no arrangements or understanding with any person to participate in the distribution of such Exchange Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Each eligible holder wishing to accept the Exchange Offer must represent to the Series B Issuer and the Company that: (i) it is not an "affiliate" of the Series B Issuer or the Company within the meaning of Rule 405 under the Securities Act, (ii) any Exchange Capital Securities to be received by it were acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Capital Securities and has no arrangements or understanding with any person to participate in the distribution of such Exchange Capital Securities. However, any holder of Outstanding Capital Securities who is an affiliate or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Outstanding Capital Securities to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the above-mentioned no-action letters of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Capital Securities unless such sale is made pursuant to an exemption from such requirements. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company and the Series B Issuer believe that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Outstanding Capital Securities where such Outstanding Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Series B Issuer and the Company have agreed to use their best efforts to make this Prospectus available for a period of 180 days following the consummation of the Exchange Offer to broker-dealers who have identified themselves as such for use in connection with resales by such broker-dealers of Exchange Capital Securities received in exchange for Outstanding Capital Securities acquired by such broker-dealers for their own accounts as a result of market-making or other trading activities. In that regard, each broker-dealer who surrenders Outstanding Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Series B Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities pursuant to this Prospectus until the Company or the Series B Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer, or the Company or the Series B Issuer has given notice that the sale of the Exchange Capital Securities may be resumed, as the case may be. See "Plan of Distribution." The Company and the Series B Issuer have agreed that if any holder of Transfer Restricted Securities (as defined herein) notifies the Company or the Series B Issuer on or by the 20th business day following the consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer, (ii) it may not resell the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement (as defined herein) is not appropriate or available for such resales or (iii) it is a broker-dealer and owns Outstanding Capital Securities acquired directly from the Series B Issuer or an affiliate of the Series B Issuer, then the Company and the Series B Issuer will use their best efforts as promptly as practicable to file with the Commission and thereafter will use their best efforts to cause to be declared effective a "shelf" registration statement on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders who satisfy certain conditions relating to the provision of information in connection with such shelf registration statement of, all of the Transfer Restricted Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission.

  THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OUTSTANDING CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OUTSTANDING CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  The Exchange Capital Securities and the Outstanding Capital Securities (together, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Series B Issuer. The Capital Securities are fully and unconditionally guaranteed by the Outstanding Guarantee and the Exchange Guarantee (together, the "Guarantee") of the Company. The Company is the owner of all the beneficial interests represented by common securities of the Series B Issuer (the "Common Securities" and collectively with the Capital Securities, the "Trust Securities"). First Union National Bank of North Carolina is the Property Trustee (as defined herein) of the Series B Issuer. The Series B Issuer exists for the sole purpose of issuing its trust interests, purchasing the Junior Subordinated Debentures, effecting the Exchange Offer and engaging in only those other activities necessary or incidental thereto. All proceeds to the Series B Issuer from the sale of its Common Securities and Outstanding Capital Securities were invested in the Outstanding Junior Subordinated Debentures. The Outstanding Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures (together, the "Junior Subordinated Debentures") will mature on February 15, 2027 (the "Stated Maturity") (which date may be shortened to a date not earlier than August 15, 2016 in certain circumstances as described under "Description of Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event" upon the occurrence of a Tax Event (as defined herein) if certain conditions are met). See "Description of Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event." The Exchange Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Common Securities. See "Description of Capital Securities--Subordination of Common Securities."

  Holders of the Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1997, at the annual rate of 10 3/4% of the Liquidation Amount of $1,000 per Exchange Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Exchange Capital Securities will correspond to the payments and payment dates on the Exchange Junior Subordinated Debentures. Subject to certain exceptions as described herein, the Company has the right to defer payments of interest on the Exchange Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to 10 consecutive semi-annual periods with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Exchange Junior Subordinated Debentures. Upon termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Exchange Junior Subordinated Debentures. If interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu in all respects with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Exchange Capital Securities are entitled will accumulate) at the rate of 10 3/4% per annum, compounded semi-annually, and holders of Exchange Capital Securities will be required to accrue interest income for United States Federal income tax purposes prior to receipt of cash related to such interest income. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Considerations--Original Issue Discount." The Company paid $10.75 million of the net proceeds from the sale of the Outstanding Junior Subordinated Debentures into a Reserve Account (as defined herein) established and maintained by the Debenture Trustee (as defined herein), the funds in which will be applied to pay interest on the Junior Subordinated Debentures on the first two Interest Payment Dates (as defined herein) for the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Reserve Account."

  Holders of Outstanding Capital Securities whose Outstanding Capital Securities are accepted for exchange will be deemed to have waived the right to receive any payment in respect of any unpaid dividends on the Outstanding Capital Securities that have accumulated to the date of the issuance of the Exchange Capital Securities. Consequently, holders who exchange their Outstanding Capital Securities for Exchange Capital Securities will receive the same dividends on the Exchange Capital Securities that holders of the Outstanding Capital Securities who do not accept the Exchange Offer will receive on the Outstanding Capital Securities.

  The Company has, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series B Issuer's obligations under the Exchange Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement--Full and Unconditional Guarantee." The Exchange Guarantee guarantees the payment of Distributions and payments on liquidation or redemption of the Exchange Capital Securities, but only in each case to the extent of funds held by the Series B Issuer, as described herein. See "Description of Guarantee." If the Company fails to make interest payments on the Exchange Junior Subordinated Debentures held by the Series B Issuer, the Series B Issuer will have insufficient funds to pay Distributions on the Exchange Capital Securities. The Exchange Guarantee does not cover payment of Distributions when the Series B Issuer does not have sufficient funds to pay such distributions. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holders. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

  The Exchange Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Exchange Junior Subordinated Debentures at the Stated Maturity or their earlier redemption. The Exchange Junior Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Company (i) on or after February 15, 2007, in whole at any time or in part from time to time, or (ii) at any time in certain circumstances as described under "Description of Capital Securities-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event," in whole (but not in part), within 90 days following the occurrence of a Tax Event. See "Description of Junior Subordinated Debentures--Redemption" and "--Conditional Right to Shorten Maturity upon a Tax Event."

  Each holder of Exchange Capital Securities will have the right, upon a Change of Control (as defined herein), to cause a repurchase of the Exchange Capital Securities held by such holder at a repurchase price of 101% of the aggregate Liquidation Amount of such Exchange Capital Securities. See "Description of Capital Securities--Change of Control Repurchase."

  The Exchange Junior Subordinated Debentures are unsecured and rank junior and are subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures--Subordination."

  The Company, as the holder of the outstanding Common Securities, has the right at any time to terminate the Series B Issuer. In the event of the termination of the Series B Issuer, after satisfaction of obligations to creditors of the Series B issuer as required by applicable law, the holders of Exchange Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Exchange Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Exchange Junior Subordinated Debentures, subject to certain exceptions. See "Description of Capital Securities-- Liquidation Distribution Upon Termination."

  Pursuant to an Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Series B Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Series B Issuer, other than obligations of the Series B Issuer to pay to the holders of the Capital Securities or other similar interests in the Series B Issuer the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

  Holders tendering Outstanding Capital Securities in the Exchange Offer must carefully consider the restrictions set forth in "ERISA Considerations."

  The Company will not apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion of the Exchange Capital Securities on any automated quotation system.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OUTSTANDING CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  THE EXCHANGE SECURITIES WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OR A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF EXCHANGE SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OR A PRINCIPAL AMOUNT OF LESS THAN $100,000, OR RESULTING IN A HOLDER'S HOLDING EXCHANGE SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OR A PRINCIPAL AMOUNT OF LESS THAN $100,000, SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE SECURITIES.

                               ---------------

                       FOR NORTH CAROLINA RESIDENTS ONLY

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE NORTH CAROLINA COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 7th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "New York Stock Exchange"), 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

  No separate financial statements of the Series B Issuer are included herein. The Company considers that such financial statements would not be material to holders of the Exchange Capital Securities because (i) all of the Common Securities of the Series B Issuer are owned by the Company, a reporting company under the Exchange Act; (ii) the Series B Issuer is a newly formed special purpose entity, has no operating history or independent operations, but exists for the sole purpose of, and does not propose to engage in any other activity than, issuing securities representing trust interests (including the Exchange Capital Securities) in the Series B Issuer and investing the proceeds thereof in, and holding, the Outstanding Junior Subordinated Debentures; and (iii) the obligations of the Series B Issuer under the Exchange Capital Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed by the Company under the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement. See "Integon Capital I", "Accounting Treatment", "Capitalization", Description of Capital Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Series B Issuer will be subject to the reporting requirements of the Exchange Act.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Series B Issuer with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Series B Issuer and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following documents and reports or information filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Company's Current Reports on Forms 8-K dated January 28, 1997, January 31, 1997 and April 28, 1997, on Form 8-A dated January 31, 1997, and on Forms 8-A/A dated February 6, 1997 and February 20, 1997; and

    (c) All documents and reports or information filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of securities made by this Prospectus.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: John B. Yorke at 500 West Fifth Street, Winston-Salem, North Carolina 27152, telephone number (910) 770-2000. In order to
ensure timely delivery of the documents, any request should be made by      ,
1997.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. See "Glossary of Selected Insurance Terms" for definitions of certain terms used in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" or "Integon" includes Integon Corporation and its subsidiaries. This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "The Company--Recent History; Strategy" and "Risk Factors."

                                  THE COMPANY

  The Company, through its wholly owned property and casualty insurance subsidiaries, specializes in the marketing and underwriting of nonstandard automobile insurance to individuals. To a lesser extent, the Company also writes specialty automobile insurance and, in North Carolina, preferred risk automobile insurance. The Company has been writing insurance for more than 25 years and currently markets its products in 30 states through approximately 13,000 independent agencies located principally in the eastern United States.

  The Company's nonstandard automobile insurance products are designed for drivers who are unable to obtain coverage from standard market carriers due to prior driving records, other underwriting criteria or market conditions. These drivers are normally charged higher premium rates than the rates charged for preferred or standard risk drivers and generally obtain lower liability limits than preferred or standard risk policyholders. The Company's specialty automobile insurance products include business vehicle insurance designed primarily for tradespeople and artisans who have small fleets or lightweight single vehicles, as well as motorcycle insurance.

                              THE SERIES B ISSUER

  Integon Capital I (the "Series B Issuer") is a statutory business trust created under the laws of the State of Delaware. The Series B Issuer exists for the purposes of (i) issuing the Capital Securities and Common Securities representing trust interests in the assets of the Series B Issuer, (ii) purchasing the Junior Subordinated Debentures with the proceeds from the sale of the Capital Securities and the Common Securities, (iii) effecting the Exchange Offer and (iv) engaging in only those other activities necessary or incidental thereto. All of the Common Securities are owned by the Company. The Company will pay all fees and expenses related to the Series B Issuer and the offering of the Exchange Capital Securities.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Outstanding Capital Securities. Outstanding Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Outstanding Capital Securities) or any integral multiple of $1,000 in excess thereof; provided that if any Outstanding Capital Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof. As of March 5, 1997, 100,000 Outstanding Capital Securities with an aggregate Liquidation Amount of $100,000,000 were issued and outstanding. The Company and the Series B Issuer have agreed to make the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement. For a description of the procedures for tendering Outstanding Capital Securities, see "Exchange Offer--Procedures for Tendering Outstanding Capital Securities."

Expiration Date;              The Exchange Offer will expire at 5:00 p.m., New
 Withdrawal.................  York City time, on    , 1997, or such later date
                              and time to which it may be extended in the sole discretion of the Company and the Series B Issuer
                              (the "Expiration Date"). Outstanding Capital
                              Securities tendered pursuant to the Exchange
                              Offer may be withdrawn at any time prior to the close of business, New York City time, on the Expiration Date. Any Outstanding Capital Security not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.
                              See "Exchange Offer--Expiration Date; Extensions;
                              Termination; Amendments" and "Exchange Offer--
                              Withdrawal Rights."

Conditions to Exchange        The Exchange Offer is subject to certain
 Offer......................  conditions. See "Exchange Offer--Certain
                              Conditions to the Exchange Offer." The Exchange
                              Offer is not conditioned upon any minimum number of Outstanding Capital Securities being tendered for exchange.

Certain Federal Income Tax
 Considerations.............  The exchange of Exchange Capital Securities for
                              Outstanding Capital Securities should not be a taxable event to the holder for federal income tax purposes, and the holder should not recognize any taxable gain or loss as a result of such exchange. See "Certain Federal Income Tax Considerations."

Procedures for Tendering
 Outstanding Capital          Tendering holders of Outstanding Capital
 Securities.................  Securities must complete and sign a Letter of
                              Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Outstanding Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Outstanding
                              Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Outstanding Capital
                              Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Outstanding Capital
                              Securities pursuant to the Exchange Offer. See
                              "Exchange Offer--Procedures for Tendering
                              Outstanding Capital Securities."

                              Letters of Transmittal and certificates
                              representing Outstanding Capital Securities should not be sent to the Company or the Series B Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "Exchange Offer-- Exchange Agent."

Resale of Exchange Capital    Based on no-action letters issued by the staff of
 Securities.................  the Commission to third parties, the Series B
                              Issuer and the Company believe that the

                              Exchange Capital Securities to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Capital Securities directly from the Series B Issuer or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
                              (ii) a person that is an "affiliate" of the Series B Issuer or the Company within the meaning of rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Capital Securities and have no arrangements or understanding with any person to participate in the distribution of such Exchange Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Each eligible holder wishing to accept the Exchange Offer must represent to the Series B Issuer and the Company that: (i) it is not an "affiliate" of the Series B Issuer or the Company within the meaning of Rule 405 under the Securities Act, (ii) any Exchange Capital Securities to be received by it were acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Capital Securities and has no arrangements or understanding with any person to participate in the distribution of such Exchange Capital Securities. However, any holder of Outstanding Capital Securities who is an affiliate or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Outstanding Capital Securities to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the above-mentioned no-action letters of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Capital Securities unless such sale is made pursuant to an exemption from such requirements. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company and the Series B Issuer believe that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Outstanding Capital Securities where such Outstanding Capital

                              Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Series B Issuer and the Company have agreed to use their best efforts to make this Prospectus available for a period of 180 days following the consummation of the Exchange Offer to broker-dealers who have identified themselves as such for use in connection with resales by such broker-dealers of Exchange Capital Securities received in exchange for Outstanding Capital Securities acquired by such broker-dealers for their own accounts as a result of market-making or other trading activities.

                              In that regard, each broker-dealer who surrenders Outstanding Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Series B Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities pursuant to this Prospectus until the Company or the Series B Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer, or the Company or the Series B Issuer has given notice that the sale of the Exchange Capital Securities may be resumed, as the case may be. See "Plan of Distribution." The Company and the Series B Issuer have agreed that if any holder of Transfer Restricted Securities (as defined herein) notifies the Company or the Series B Issuer on or by the 20th business day following the consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer,
                              (ii) it may not resell the Exchange Capital
                              Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) it is a broker-dealer and owns Outstanding Capital Securities acquired directly from the Series B Issuer or an affiliate of the Series B Issuer, then the Company and the Series B Issuer will use their best efforts as promptly as practicable to file with the Commission and thereafter will use their best efforts to cause to be declared effective a "shelf" registration statement on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders who satisfy certain conditions relating to the provision of information in connection with such shelf registration statement of, all of the Transfer Restricted Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission.

Exchange Agent..............  The Exchange Agent is First Union National Bank
                              of North Carolina. The address and telephone and facsimile numbers of the Exchange Agent are set forth under "Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Untendered Outstanding
 Capital Securities.........  Upon consummation of the Exchange Offer, the holders of Outstanding Capital Securities, if any, will have no further registration or other rights under the Registration Rights Agreement, except as provided herein. Holders of Outstanding Capital Securities who do not tender their Outstanding Capital Securities in the Exchange Offer or whose Outstanding Capital Securities are not accepted for exchange will continue to hold such Outstanding Capital Securities and will be entitled to all the rights and preferences thereof and will be subject to all the limitations applicable thereto, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of this Exchange Offer. All untendered and tendered but unaccepted Outstanding Capital Securities will continue to be subject to the restrictions on transfer provided therein. To the extent that Outstanding Capital Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Capital Securities could be adversely affected.

                    TERMS OF THE EXCHANGE CAPITAL SECURITIES

  The terms of the Exchange Capital Securities are substantially identical to the terms of the Outstanding Capital Securities.

Securities Offered..........  $100,000,000 aggregate Liquidation Amount of 10
                              3/4% Capital Securities, Series B (Liquidation Amount $1,000 per Capital Security). The Exchange Capital Securities will be issued, and the Outstanding Capital Securities were issued, under the Trust Agreement. The Exchange Capital Securities and any Outstanding Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement, and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Capital Securities." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Outstanding Capital Securities except that (i) the Exchange Capital Securities will have been registered under the Securities Act and will not contain terms restricting the transfer of such securities, (ii) the Exchange Capital Securities will be entitled, to the extent applicable, to the benefits of the qualification of the Trust Agreement under the

                              Trust Indenture Act, and (iii) the Exchange
                              Capital Securities will not provide for
                              liquidated damages in certain circumstances under the Registration Rights Agreement. See "Description of Capital Securities."

Distribution Dates..........  February 15 and August 15 of each year, commencing August 15, 1997.

Extension Periods...........  Distributions on the Exchange Capital Securities
                              may be deferred for the duration of any Extension Period selected by the Company with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. See "Description of Junior Subordinated Debentures-- Option to Defer Interest Payments" and "Certain Federal Income Tax Considerations--Original Issue Discount." The Company paid $10.75 million of the net proceeds from the sale of the Outstanding Junior Subordinated Debentures into a Reserve Account established and maintained by the Debenture Trustee, the funds in which will be applied to pay interest on the Junior Subordinated Debentures on the first two Interest Payment Dates for the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Reserve Account."

Ranking.....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with all other subordinated debentures to be issued by the Company with substantially similar subordination terms and which may be issued and sold (if at all) to other trusts to be established by the Company (if any) or otherwise, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Indebtedness. See "Description of Junior Subordinated Debentures." The Exchange Guarantee will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee Agreement to all Senior Indebtedness. See "Description of Guarantee."

Redemption or Repurchase....  The Trust Securities are subject to mandatory redemption (i) in whole but not in part at the Stated Maturity upon repayment of the Junior Subordinated Debentures at the Redemption Price and (ii) prior to the Stated Maturity and contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part on or after February 15, 2007, or in whole but not in part within 90 days following the occurrence and during the continuation of a Tax Event. See "Description of Capital Securities--Redemption" and "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event." Each holder of Exchange Capital Securities will have the right, upon a Change of Control, to cause a repurchase of the Exchange Capital Securities held by such holder at a repurchase price of 101% of the aggregate Liquidation Amount of such Exchange Capital Securities. See "Description of Capital Securities--Change of Control Repurchase." In addition, subject to certain conditions, the Company will have the right at any time to terminate the Series B Issuer and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Common Securities and Exchange Capital Securities. See "Description of Capital Securities--Liquidation Distribution Upon Termination." The Stated Maturity of the Exchange Junior Subordinated Debentures is February 15, 2027.

Shorten Maturity............  Under certain circumstances upon the occurrence of a Tax Event, the Company has the right to shorten the maturity of the Exchange Junior Subordinated Debentures. See "Description of Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event" and "Description of Junior Subordinated Debentures-- Conditional Right to Shorten Maturity upon a Tax Event."

Transfer Restrictions.......
                              The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of $100,000 (100 Exchange Capital Securities) or any integral multiple of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of Capital Securities--Restrictions on Transfer."

ERISA Considerations........  Holders tendering Outstanding Capital Securities in the Exchange Offer must carefully consider the restrictions set forth under "ERISA
                              Considerations."

Absence of Market for the
 Exchange Capital
 Securities.................  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Series B Issuer and the Company that they each currently intend to make a market in the Exchange Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development of liquidity of any market for the Exchange Capital Securities. The Company will not apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion of the Exchange Capital Securities on any automated quotation system.

For additional information regarding the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee, see "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement" and "Certain Federal Income Tax Considerations."

                                  RISK FACTORS

  Holders tendering Outstanding Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  THE COMPANY

OVERVIEW

  The Company, through its wholly owned property and casualty insurance subsidiaries, specializes in the marketing and underwriting of nonstandard automobile insurance to individuals. To a lesser extent, the Company also writes specialty automobile insurance and, in North Carolina, preferred risk automobile insurance. The Company has been writing insurance for more than 25 years and currently markets its products in 30 states through approximately 13,000 independent agencies located principally in the eastern United States.

  The Company's nonstandard automobile insurance products are designed for drivers who are unable to obtain coverage from standard market carriers due to prior driving records, other underwriting criteria or market conditions. These drivers are normally charged higher premium rates than the rates charged for preferred or standard risk drivers and generally obtain lower liability limits than preferred or standard risk policyholders. The Company's specialty automobile insurance products include business vehicle insurance designed primarily for tradespeople and artisans who have small fleets or lightweight single vehicles, as well as motorcycle insurance.

NONSTANDARD AUTOMOBILE INSURANCE INDUSTRY

  The nonstandard automobile insurance market is a fast-growing portion of the overall automobile insurance industry. Nonstandard automobile industry premiums written have grown at a compound rate of 11.9% per year from 1990 to 1995, according to an industry source. Total premiums written for this market in 1995 are estimated to have been $17 billion.

  The size of the nonstandard automobile insurance market changes with the automobile insurance environment generally, but grows when standard coverage becomes more restrictive. The industry is expected to continue to grow as a result of stricter enforcement of driving laws, especially those related to blood alcohol limits, and because of the demographics relating to potential youthful drivers (ages 16-24). The size of the nonstandard market is also affected by increases in rates adopted by state administered involuntary plans, allowing the voluntary nonstandard market to be more price competitive.

  The predominant form of distribution in the nonstandard automobile market is through independent agencies, although the largest company in the industry markets its products primarily through its captive agencies. The Company believes that marketing through an independent agency system provides nonstandard automobile companies with lower fixed costs and a greater ability to react promptly to changes in the marketplace. However, use of this system generally results in higher variable costs.

  According to an industry source, 43.6% of the premiums written in 1995 for nonstandard policies were written by four companies, including the Company (which represented approximately 4.2% of premiums written in 1995). Most of the rest of the business was written by local and regional companies. This concentration is attributable, in part, to previous and on-going consolidation in the industry.

RECENT HISTORY; STRATEGY

  In October 1994, the Company acquired Bankers and Shippers Insurance Company (which changed its name to Integon National Insurance Company in 1996) ("Bankers and Shippers"), for a purchase price of $153.2 million. The acquisition of Bankers and Shippers, which was also engaged in the nonstandard automobile insurance business, increased to 19 the number of states in which the Company then marketed its products and provided significant geographic diversity. Since the acquisition, the Company has continued to expand into additional states in its effort to become a national provider of nonstandard automobile insurance. Currently, the Company is writing business in 30 states.

  For the year ended 1995, the Company reported net income of $34.0 million and net income available to common stockholders of $28.4 million. Net premiums written grew 70.7% over 1994 to $620.4 million as a result of the Bankers and Shippers acquisition and increased market penetration in most of the Company's existing states, as well as in new markets. The GAAP combined ratio for 1995 was 95.0%.

  For the year ended 1996, the Company reported net income of $170,000 and a loss to common stockholders of $5.4 million. While net premiums written increased 28.6% to $798.0 million in 1996 over 1995, the Company's GAAP combined ratio increased to 102.4% from 95.0% in 1995, attributable primarily to a significant increase in the loss ratio from 73.4% to 80.0%.

  The Company's results for the fourth quarter of 1996 were significantly below those for the 1996 third quarter and those for the fourth quarter of 1995. The Company recorded a net loss of $16.4 million and net loss to common stockholders of $17.8 million for the three months ended December 31, 1996, compared to net income of $10.5 million and net income available to common stockholders of $9.2 million for the comparable 1995 period, and net income of $4.9 million and net income available to common stockholders of $3.5 million for the three months ended September 30, 1996. The Company's loss, expense and combined ratios were 89.1%, 25.6% and 114.7% for the fourth quarter of 1996, compared to 76.8%, 21.9% and 98.7% for the third quarter of 1996 and 74.2%, 20.5% and 94.7% for the fourth quarter of 1995. At December 31, 1996 the Company's statutory premium to surplus ratio increased to 3.248x, compared to 3.03x at September 30, 1996 and 2.74x at December 31, 1995.

  The deterioration in fourth quarter results was due to a number of factors, including increased frequency, an increase in the Company's expense ratio, deferred acquisition cost writeoffs, an increase in bad debt reserves, a $2.0 million write-down of bonds in its investment portfolio and an increase in the Company's loss and loss adjustment expense ("LAE") reserves of $12.5 million. Increased fourth quarter frequency trends were experienced by the Company in most states, including several of its larger core markets. The loss reserve increase related primarily to less than adequate reserves being set in earlier periods in the 1996 accident year, as the Company was writing business at prices that were inadequate and that attracted segments of business with higher loss frequencies. In addition, the need for increased use of outside adjusters following Hurricane Fran in September 1996 adversely affected the Company's loss and LAE experience in October and November. The Company's expense ratio was adversely impacted in the fourth quarter by increased expenses for beginning the modifications necessary to accommodate the Year 2000.

  The Company announced that its focus in 1997 would be on restoring underwriting profits. During the period of October 1996 through March 1997, the Company increased rates in states representing approximately 95% of 1996 net premiums written. These increases varied by state and ranged from 3% to 20%. Where rates could not be increased within 30 days because of regulatory constraints, underwriting restrictions were put into place. These restrictions included requiring higher down payments, reducing the number of payments permitted, restricting reinstatement provisions and requiring shorter term policies. Such pricing and underwriting actions may impact the Company's competitive position, insofar as its competitors may be able to offer more attractive policy rates and terms.

  Management is also continuing to pursue its strategy of the Company being a low-cost provider of nonstandard automobile insurance while maintaining a commitment to provide excellent service to both agents and insureds. The Company is continuing to invest in technology and information systems personnel, which will enhance its current ability to automate certain marketing, underwriting, claims and administrative functions to ensure that the Company will be able to continue to provide excellent service to its agents and insureds. This new automated technology will reduce the manual effort of agents to initiate new business, process payments and endorsements, and communicate with the Company. While such increased investment in technology has resulted, and may in the future result, in an increase in the Company's expense ratio, management believes that such continuing investment is essential for the Company to maintain a competitive position in the industry.

  On April 28, 1997, the Company announced a net loss of $33.4 million or $(2.21) per share and a net loss to common stockholders of $34.8 million for the three months ended March 31, 1997, compared to net income of $3.4 million and net income available to common stockholders of $2.0 million for the three months ended March 31, 1996. In addition, the Company announced that it had retained an investment bank to review strategic alternatives, including the sale of the Company. The Company reported that it is continuing to focus on restoring profitability through price increases, the tightening of underwriting restrictions in certain states and raising down payments on some of its premium payment plans.

  The results of operations for the three months ended March 31, 1997 included an increase to loss and LAE payable of $42.0 million or $(1.74) per share, primarily related to automobile liability coverages. This increase primarily related to liability coverages on policies written by the Company in 1995 and 1996. The GAAP combined ratio for the three months ended March 31, 1997 was 127.7%, compared to 100.4% for the comparable period in 1996. The loss ratio for the three months ended March 31, 1997 was 101.6%, compared to 79.2% for the comparable period in 1996. The Company's loss ratio for the first quarter of 1997, prior to the increase in loss and LAE payable, was adversely impacted by an increasing severity of physical damage claims.

  Net premiums written for the quarter were $202.5 million, which represented an increase of 4.3% from the first quarter of 1996. The growth in net premiums written was primarily attributable to the effects of price increases taken in the quarter.

  The Company's expense ratio for the quarter was 26.1% and included the write-off of $3.7 million in deferred policy acquisition costs. The increase in the expense ratio from 21.2% for the first quarter of 1996 was also attributable to an increase in personnel related and other information system costs.

  Included in the first quarter 1997 results was $990,000, net of applicable income tax, in distributions on the Outstanding Capital Securities.

  In November 1996, John C Head III, Chairman of the Board, was appointed Chief Executive Officer of the Company, and will continue to serve as Chief Executive Officer until the Company appoints a replacement pursuant to an on-going executive search. The Company announced in April that the search may be delayed.

CORPORATE STRUCTURE

  The Company is a Delaware corporation whose principal executive offices are located at 500 West Fifth Street, Winston-Salem, North Carolina 27152, telephone number (910) 770-2000. The Company's principal insurance subsidiaries are Integon Preferred Insurance Company, Integon National Insurance Company, Integon Casualty Insurance Company, Integon Indemnity Corporation, Integon General Insurance Corporation, New South Insurance Company, Integon Specialty Insurance Company (collectively, the "Domestic Insurance Subsidiaries") and Carolina National, Ltd. (together with the Domestic Insurance Subsidiaries, the "P&C Subsidiaries"). In addition, through Salem Underwriters, Inc. ("Salem"), the Company offers premium financing for the Company's insureds in North Carolina.

                               INTEGON CAPITAL I

  Integon Capital I (the "Series B Issuer") is a statutory business trust formed under Delaware law. The Series B Issuer's business and affairs are conducted by two Issuer Trustees and three Administrators: First Union National Bank of North Carolina, as Property Trustee (the "Property Trustee") and First Union Bank of Delaware, an affiliate of the Property Trustee, as Delaware Trustee (collectively, the "Issuer Trustees"), and three individual administrative trustees who are employees or officers of or affiliated with the Company (collectively, the "Administrators"). The Series B Issuer was formed pursuant to (i) a trust agreement (the "Original Trust Agreement") executed by the Company, as sponsor for the Series B Issuer and as Depositor, an Administrator and the Delaware Trustee and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 27, 1997. Such Original Trust Agreement was amended and restated in its entirety by an Amended and Restated Trust Agreement executed on February 10, 1997 by the Company, the Administrators and the Issuer Trustees (as so amended and restated, the "Trust Agreement"). The Series B Issuer exists for the exclusive purposes of (i) issuing the Capital Securities and Common Securities representing trust interests in the assets of the Series B Issuer, (ii) purchasing the Junior Subordinated Debentures with the proceeds from the sale of the Outstanding Capital Securities and the Common Securities, (iii) effecting the Exchange Offer and (iv) engaging in only those other activities necessary or incidental thereto. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Exchange Capital Securities, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. The Company has acquired Common Securities having an aggregate liquidation amount equal to 3% of the total capital of the Series B Issuer. The Series B Issuer has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Series B Issuer's business and affairs are conducted by the Property Trustee and the Administrators. Unless a Debenture Event of Default has occurred and is continuing, the holder of the Common Securities will be entitled to appoint, remove or replace any Issuer Trustee at any time. If a Debenture Event of Default (as defined herein) has occurred and is continuing, the holders of at least a majority in Liquidation Amount of the then outstanding Capital Securities will be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee or both of them. The duties and obligations of the Issuer Trustees are governed by the Trust Agreement. The Company will pay all fees and expenses related to the Series B Issuer and the offering of the Exchange Capital Securities. The principal executive office of the Series B Issuer is 500 West Fifth Street, Winston-Salem, North Carolina 27512,
Attention: General Counsel, telephone number (910) 770-2000.

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below and under "The Company-- Recent History; Strategy."

  Holders tendering Outstanding Capital Securities in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

 Certain Factors Relating to the Company

RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 1996 AND QUARTER ENDED
 MARCH 31, 1997

  The Company recorded a net loss of $16.4 million and net loss to common stockholders of $17.8 million for the fourth quarter of 1996, compared to net income of $10.5 million and net income available to common stockholders of $9.2 million for the fourth quarter of 1995. For the year ended December 31, 1996, the Company recorded net income of $170,000 and a net loss to common stockholders of $5.4 million, compared to net income of $34.0 million and net income available to common stockholders of $28.4 million in 1995. The Company recorded a net loss of $33.4 million and a net loss to common stockholders of $34.8 million for the first quarter of 1997, compared to net income of $3.4 million and net income available to common stockholders of $2.0 million for the first quarter of 1996. While the Company is implementing a plan to improve profitability, which includes introducing premium rate increases, increasing minimum policy down payments and implementing underwriting restrictions, there can be no assurances as to the effect of such measures on the Company's results in future quarterly and annual periods.

LIMITED DIVIDENDS AVAILABLE FROM DOMESTIC INSURANCE SUBSIDIARIES

  The Company, a holding company whose principal asset is the capital stock of the P&C Subsidiaries and Salem, relies primarily on dividends from the Domestic Insurance Subsidiaries to meet its obligations for payment of interest and principal on outstanding debt obligations, including its obligations under the Junior Subordinated Debentures and the Guarantee, dividends to stockholders and corporate expenses. The ability of the Domestic Insurance Subsidiaries to pay dividends to the Company is restricted by the insurance laws of North Carolina, under which the maximum amount of ordinary dividends that a Domestic Insurance Subsidiary may pay to the Company at any point in time without regulatory approval is the lesser of (a) 10% of the policyholders' statutory surplus of such Domestic Insurance Subsidiary as of the preceding December 31 or (b) the statutory net income of such Domestic Insurance Subsidiary for the preceding calendar year, less the amount of dividends paid during the preceding 12 months. In 1996, the maximum amount of ordinary dividends payable by the Company's Domestic Insurance Subsidiaries was approximately $22.3 million. The Company's Domestic Insurance Subsidiaries paid approximately $4.8 million of ordinary dividends in 1996.

  After taking into account dividends paid in 1996 and the statutory net income of the P&C Subsidiaries for 1996, an aggregate of only $7.9 million is available for the payment of dividends by the Company's Domestic Insurance Subsidiaries in 1997 without regulatory approval. However, the Company's existing revolving line of credit (the "Credit Facility") also restricts the ability of the P&C Subsidiaries to pay dividends to the Company and restricts the ability of the Company to incur additional indebtedness, and no dividends may currently be paid under the terms thereof. Commencing in 1997, and taking into account the issuance of the Junior Subordinated Debentures, annual debt service and preferred stock dividend requirements of the Company are estimated to be approximately $30.15 million, including the interest payments on the Junior Subordinated Debentures of $10.75 million. In addition, corporate expenses in 1996 were $5.5 million and common stock dividends were $5.7 million. Accordingly, unless the Domestic Insurance Subsidiaries receive approval for the payment of extraordinary dividends from the North Carolina Insurance Commissioner, additional borrowings (including borrowings under the Credit Facility), the issuance of additional securities or obtaining other funds, including from Salem, will be necessary to pay debt service, including interest on the Junior Subordinated Debentures, as well as dividends on the Company's outstanding preferred stock and common stock and other expenses of the Company.

  No assurance can be given that there will be no further or additional regulatory actions or developments restricting the ability of the Company and the Domestic Insurance Subsidiaries to pay dividends or otherwise advance funds to the Company.

HIGH LEVERAGE

  The Company has substantial indebtedness and is highly leveraged. At December 31, 1996, the Company had total indebtedness of $194.8 million (including $44.0 million of short-term debt under the Credit Facility) and stockholders' equity of $215.4 million. Additionally, because the Company may not receive dividends from the Domestic Insurance Subsidiaries in the near future without approval from the North Carolina Insurance Commissioner, the Company may be required, to the extent permitted under the Company's debt instruments, to incur additional indebtedness to fund its interest payments, stockholder dividends and operating expenses. The Company's Credit Facility currently restricts the Company's ability to borrow thereunder if its premiums written to statutory surplus ratio exceeds 3.25x or its debt to total capitalization ratio exceeds 55%. The Company's premiums written to statutory surplus ratio for the year ended December 31, 1996 was approximately 3.248x and its debt to total capitalization ratio was 47.5%. In addition, the terms of the Junior Subordinated Debentures restrict the Company's ability to incur indebtedness. Accordingly, additional indebtedness to fund operating expenses may not be available.

IMPORTANCE OF MAINTAINING STATUTORY SURPLUS AND RATINGS

  The capacity for the Company's growth in premiums, like that of other insurance companies, is in part a function of its statutory surplus. Maintaining appropriate levels of statutory surplus is considered important by the Company's management, state insurance regulatory authorities, and the agencies that rate insurers' financial strength. Failure to maintain certain levels of statutory capital and surplus could result in increased scrutiny or, in some cases, action taken by state regulatory authorities and/or downgrades in an insurer's ratings. See "-- High Leverage" and "--A.M. Best Rating."

  The Company's Domestic Insurance Subsidiaries' financial strength is rated "B+" (Very Good) by A.M. Best based on a number of factors, including their first quarter 1997 results of operations, subject to a "negative outlook." There can be no assurance that the Domestic Insurance Subsidiaries, will be able to maintain their current A.M. Best ratings. In early December 1996, Standard & Poor's Ratings Services ("Standard & Poor's") placed the Company's senior debt and preferred stock ratings on CreditWatch with negative implications, and on December 31, 1996 lowered such ratings to "BB+" and "BB-" from "BBB-" and "BB+", respectively. In taking such action, Standard & Poor's stated that the downgrades reflected greater-than-anticipated deterioration in the Company's operating performance and the resultant weaker cash flow available to the Company to service its debt. Standard & Poor's also stated its view that the Company's combined ratio is not expected to rebound to or remain at historic levels because of continued strong competition in the nonstandard auto marketplace. Following the release of first quarter 1997 results, Standard & Poor's lowered such ratings further to "B+" and "B-," respectively. The Company's senior debt and preferred stock are currently rated "B1" and "b3," respectively, by Moody's Investors Service ("Moody's"). These ratings, which were announced following the release of first quarter 1997 results, remain "under review" by Moody's.

  Any further downgrade in ratings could materially adversely affect the Company's business and the value of the Company's securities. In addition, increased public and regulatory concerns regarding the financial stability of participants in the insurance industry have resulted in greater emphasis being placed by policyholders and independent agents upon insurance company ratings and has created some measure of competitive advantage for insurance carriers with higher ratings.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

  The amounts established and to be established by the Company for loss and LAE reserves are estimates of future costs based on many variables, including historical and statistical information, inflation, legal developments, economic conditions and estimates of future trends in claims severity and frequency. The

Company has in the past experienced and may in the future experience cumulative deficiencies in reserving for losses and LAE. In December 1996, the Company increased its loss and LAE reserves by $12.5 million, primarily with respect to the 1996 accident year, with $1.9 million attributable to prior accident years. In each case, such reserve increases reflected the Company's determination that prior reserve levels for such years were not adequate. The establishment of appropriate reserves is an inherently uncertain process, and although, following the recent reserve increases, the Company believes adequate provision has been made for the Company's loss and LAE reserves, there can be no assurance that future adjustments to loss and LAE reserves will not be required.

  Shortfalls in the Company's reserve estimates could materially adversely affect the Company.

COMPETITION

  The Company competes with both large national writers and smaller regional companies in each state in which it operates. Certain of these competitors are larger and have greater financial resources, higher ratings, superior technological resources and greater access to sources of capital than the Company. In addition, certain of such competitors have from time to time decreased prices in order to gain market share. The Company's recent losses and resulting efforts to improve profitability through reduced growth, significant rate increases and implementation of more restrictive policy terms and underwriting criteria may adversely impact the Company's competitive position, insofar as its competitors may be able to offer more attractive policy rates and terms.

REGULATION AND LEGAL PROCEEDINGS

  The Company is subject to extensive regulation and supervision in the jurisdictions in which it does business. This regulatory oversight includes, by way of example, matters relating to licensing and examination, rate setting, trade practices, policy forms, limitations on the nature and amount of certain investments, claims practices, mandated participation in shared markets and guaranty funds, reserve adequacy, insurer solvency, transactions between affiliates, the amount of dividends that may be paid, and restrictions on underwriting standards. Such regulation and supervision are primarily for the benefit and protection of policyholders and not for the benefit of investors.

  In recent years, the automobile insurance industry has been under pressure from certain state regulators, legislators and special interest groups to reduce, freeze or set rates at levels that may not correspond with underlying costs, including initiatives to roll back automobile and other personal lines rates. This activity has adversely affected, and may in the future adversely affect, the profitability of the Company's business in various states because increasing costs of litigation, combined with rising automobile repair costs, continue to increase the costs of providing automobile insurance coverage. Adverse legislative and regulatory activity constraining the Company's ability to adequately price automobile insurance coverage may occur in the future. The impact of the automobile insurance regulatory environment on the Company's results of operations in the future is not predictable.

  In recent years the state insurance regulatory framework has come under increased federal scrutiny, and certain state legislatures have considered or enacted laws that alter and, in many cases, increase state authority to regulate insurance companies and insurance holding company systems. Further, the National Association of Insurance Commissioners and state insurance regulators are re-examining existing laws and regulations, specifically focusing on insurance company investments, issues relating to the solvency of insurance companies, risk-based capital guidelines, interpretations of existing laws, the development of new laws, and the definition of extraordinary dividends. It is presently not possible to predict the outcome of any of the above matters, or their potential effect on the Company.

  Various regulatory, governmental and other legal actions are currently pending involving or affecting the Company and its subsidiaries and specific aspects of the conduct of their businesses. Additionally, the Company and certain of its subsidiaries are defendants in numerous legal actions and proceedings of a character normally incident to their businesses and certain of these complainants seek damages of unspecified amounts.

VOLATILITY OF UNDERWRITING RESULTS

  Nonstandard automobile insurers such as the Company are subject to volatility in their underwriting results, primarily as a result of the frequency and severity of claims, as well as due to expense ratio fluctuations. The Company has experienced, and can be expected in the future to experience, losses from weather-related events, including hurricanes, wind and hail, and severe winter weather, and the frequency and severity of such events are inherently unpredictable. The Company's loss experience is also affected by such factors as changes in automobile repair costs, medical costs, driving habits and macroeconomic conditions, all of which are largely beyond the Company's control. To the extent geographically concentrated in the eastern United States, an area from which the Company drew approximately 75% of its business in 1995 and 1996, based on nonstandard net premiums written, the effect of any one of these factors on the Company may be accordingly exacerbated. The Company's expense levels have also been significantly affected in recent periods by the need for additional technology investments, including those for beginning the modifications necessary to accommodate the Year 2000, and may in the future be affected by additional such expenditures.

POLICYHOLDER RENEWALS

  Nonstandard automobile insurance is highly price sensitive. Due to the nature of the Company's policyholders (for example, insureds seeking the least expensive insurance which satisfies the requirements of state laws), the renewal rate of the Company's policyholders is lower than that typically experienced by preferred and standard risk insurance companies. The success of the Company's business, therefore, depends on its ability to replace non-renewing insureds with new policyholders. The Company monitors rates of retention and the cancellation of its policies and attempts to refine its products in response to loss experience and rates of retention in particular markets. Although a majority of the Company's insureds will likely remain nonstandard risks because of, among other things, their desire for minimum policy limits, many of the Company's insureds may seek to obtain standard or preferred policies in order to reduce their cost of insurance. In addition, the recent actions taken by the Company to improve profitability, including the implementation of significant rate increases and more restrictive policy and payment terms, may have the effect of reducing the Company's renewal rates and decreasing premium volumes in certain states or lines of business. There can be no assurance that the Company will be successful in its efforts to improve its renewal rates or to replace non-renewing policyholders.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company is dependent on the efforts and abilities of its management, including its Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and the ability of the Company to attract and retain qualified personnel. There can be no assurance as to the effect upon the Company's performance of future changes in senior management, including the choice of a successor chief executive officer, the timing of which is not certain. The Company has been seeking a successor chief executive officer.

INVESTMENTS

  Because a significant portion of the Company's revenues are generated from its invested assets, the performance of its investment portfolio may materially affect the Company's results of operations and financial condition. Total pre-tax net realized investment gains were $2.7 million and $9.7 million in 1996 and 1995, respectively.

  All of the Company's fixed income securities have been designated as "available for sale" pursuant to GAAP. Fixed income securities designated as "available for sale" are carried in the consolidated financial statements of the Company at estimated market value, as determined in the aggregate. As of December 31, 1996, the aggregate market value of fixed income securities "available for sale" was less than amortized cost by $1.1 million. Future declines in the market value of such securities could have a material adverse impact on the Company's financial condition.

HOLDING COMPANY STRUCTURE

  The operations of the Company are conducted through the P&C Subsidiaries. Except to the extent that the Company may itself be a creditor with recognized claims against the P&C Subsidiaries, claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including claims under the Junior Subordinated Debentures and the Guarantee, even though such subsidiary obligations do not constitute Senior Indebtedness. Statutory liabilities of the P&C Subsidiaries, including loss reserves and unearned premium reserves, aggregated $687.4 million at December 31, 1996 and assets of such subsidiaries totaled $933.3 million at such date.

  In addition, in the event of a default on the Company's debt or an insolvency, liquidation or other reorganization of the Company, creditors of the Company will have no right to proceed against the assets of the P&C Subsidiaries or to cause their liquidation under Federal and state bankruptcy laws. If any of the Company's Domestic Insurance Subsidiaries were to be liquidated, such liquidation would be conducted under the insurance laws of North Carolina by the North Carolina Insurance Commissioner as the receiver with respect to such subsidiary's property and business.

 Certain Factors Relating to the Securities

TRADING CHARACTERISTICS OF CAPITAL SECURITIES

  The Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Junior Subordinated Debentures. However, interest on the Junior Subordinated Debentures will be included in the gross income of U.S. holders of Capital Securities as it accrues, rather than when it is paid. See "Certain Federal Income Tax Considerations--Original Issue Discount" and "--Sale or Redemption of Capital Securities."

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of the Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. As of December 31, 1996, the Senior Indebtedness of the Company aggregated approximately $194.8 million. In addition, as of such date, the P&C Subsidiaries had total liabilities of approximately $687.4 million (including estimated liabilities for insurance claims) to which the Junior Subordinated Debentures will be effectively subordinated. Accordingly, the Junior Subordinated Debentures and Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Company for payments on the Junior Subordinated Debentures and the Guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination." The Junior Subordinated Debentures contain certain limitations on the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of Junior Subordinated Debentures--Certain Covenants."

  The ability of the Series B Issuer to pay amounts due on the Capital Securities is entirely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES

  So long as no Event of Default under the Junior Subordinated Indenture has occurred or is continuing, the Company has the right under the Junior Subordinated Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities will be deferred by the Series B Issuer during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Capital Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of registration of shares of an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment plan or stock purchase plan, or related to the issuance of common stock of the Company (or securities convertible into or exchangeable for such common stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, and (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital Securities--Option to Defer Interest Payments" and "Description of Junior Subordinated Debentures--Option to Defer Interest Payments."

  Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Series B Issuer for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive from the Series B Issuer cash related to such income if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Considerations--Original Issue Discount" and "--Sale or Redemption of Capital Securities."

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Series B Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. The Company paid $10.75 million of the net proceeds from the sale of the Junior Subordinated Debentures into a Reserve Account established and maintained by the Debenture Trustee, the funds in which will be applied to pay interest on the Junior Subordinated Debentures on the first two Interest Payment Dates for the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Reserve Account."

TAX EVENT--SHORTENING OF MATURITY OR REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event, the Company has the right, if certain conditions are met, (i) to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than August 15, 2016 or (ii) to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence and during the continuation of such Tax Event and thereby cause a mandatory redemption of the Capital Securities before the Stated Maturity. Any such redemption shall be at a price equal to the Redemption Price (as defined in "Description of Capital Securities--Redemption").

  A "Tax Event" means, with respect to Junior Subordinated Debentures held by the Series B Issuer, the receipt by the Series B Issuer of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of original issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series B Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Series B Issuer is, or within 90 days of the date of such opinion, will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Junior Subordinated Debentures which are no longer held by the Series B Issuer, "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date of issuance of the Junior Subordinated Debentures under the Junior Subordinated Indenture, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

  See "--Possible Tax Law Changes Affecting Capital Securities" for a discussion of certain proposals that, if adopted by Congress, could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Junior Subordinated Debentures, which would result in the shortening of the Stated Maturity of the Capital Securities, or to cause a redemption of the Capital Securities prior to February 15, 2007.

EXCHANGES OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

  The holders of all of the outstanding Common Securities have the right at any time to terminate the Series B Issuer and, after satisfaction of the liabilities and amounts owed to creditors (which are payable by the Company) of the Series B Issuer as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Series B Issuer.

  Under current United States federal income tax law and interpretations, a distribution of the Junior Subordinated Debentures upon a liquidation of the Series B Issuer will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur which would cause the Series B Issuer to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Series B Issuer could be a taxable event to the Series B Issuer and the holders of the Capital Securities. See "Certain Federal Income Tax Considerations--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Series B Issuer occurs.

Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Series B Issuer may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures upon a termination of the Series B Issuer, holders tendering Outstanding Capital Securities in the Exchange Offer are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE
 SERIES B ISSUER HAS AVAILABLE FUNDS; RELATED REMEDIES

  First Union National Bank of North Carolina will act as the guarantee trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Guarantee guarantees on a subordinated basis to the holders of the Capital Securities the following payments, to the extent not paid by the Series B
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent the Series B Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to the Trust Securities called for redemption or the Repurchase Price with respect to Capital Securities subject to an election to repurchase, as applicable, in either case, to the extent the Series B Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series B Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent the Series B Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series B Issuer remaining available for distribution to holders of the Trust Securities on liquidation of the Series B Issuer after satisfaction of liabilities to creditors of such Series B Issuer, as required by applicable law.

  The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Series B Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series B Issuer's obligations under the Capital Securities. See "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

  The Guarantee is subordinate as described under "--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Series B Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligations under the Junior Subordinated Debentures, the Series B Issuer would lack available funds for the payment of Distributions or amounts payable on redemption or repurchase of the Capital Securities or otherwise, and in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal (and premium, if any) of the Junior Subordinated Debentures on the date on which such interest or principal (or premium, if any) is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company (without first instituting a legal proceeding directly against any other person or entity) for enforcement of payment to such holder of the principal of (and premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the related Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the

Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as provided herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Capital Securities," and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Series B Issuer's rights as holder of Junior Subordinated Debentures and the Guarantee. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee, the Administrators and the holders of all of the Common Securities may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Series B Issuer will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation or to ensure that the Series B Issuer will not be required to register as an "investment company" under the Investment Company Act (as defined herein). See "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

  The Capital Securities are subject to a prohibition on transfers resulting in blocks having a Liquidation Amount of less than $100,000 (100 Capital Securities). See "Description of Capital Securities--Restrictions on Transfer." There can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or at what price holders of the Capital Securities will be able to sell their Capital Securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have informed the Series B Issuer and the Company that the Initial Purchasers intend to make a market in the Capital Securities offered hereby; however, the Initial Purchasers are not obligated to do so and any such market making activity will be subject to the limits of the Securities Act. The Company will not apply for listing of the Capital Securities on any securities exchange or for inclusion of the Capital Securities on any automated quotation system.

  The liquidity of, and trading market for, the Capital Securities also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

POSSIBLE TAX LAW CHANGES AFFECTING CAPITAL SECURITIES

  On February 6, 1997, President Clinton submitted the fiscal 1998 budget to Congress, which, among other things, would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer, or where such instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The proposal would be effective generally for instruments issued on or after the date of appropriate Congressional action. If such provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures.

  Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Junior Subordinated Debentures or to cause a redemption of the Capital Securities, as described more fully under "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities--Redemption."

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING CAPITAL SECURITIES

  Issuance of Exchange Capital Securities in exchange for Outstanding Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Outstanding Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Capital Securities tendered for exchange will be determined by the Company and the Series B Issuer in their sole discretion, which determination will be final and binding on all parties. Holders of Outstanding Capital Securities desiring to tender such Outstanding Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Series B Issuer is under any duty to give notification of defects or irregularities with respect to the tenders of Outstanding Capital Securities for exchange.

  Outstanding Capital Securities that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain conditions and restrictions. In addition, upon consummation of the Exchange Offer, the Company and the Series B Issuer will have no further obligations to provide for the registration under the Securities Act of such Outstanding Capital Securities.

  To the extent that Outstanding Capital Securities are tendered and accepted in the Exchange Offer the trading market for untendered and tendered but unaccepted Outstanding Capital Securities could be adversely affected. See "Exchange Offer."

  The Exchange Capital Securities and any Outstanding Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Capital Securities."

  The Registration Rights Agreement provides that, if, among other things, the Exchange Offer is not consummated within 30 days after the date hereof, the Series B Issuer will pay liquidated damages on the Outstanding Capital Securities at the rate of 0.25% per annum commencing on the 31st day after the date hereof, until the Exchange Offer is consummated. See "Exchange Offer-- Terms of the Exchange Offer." Following consummation of the Exchange Offer, the Outstanding Capital Securities will not be entitled to any liquidated damages thereon. The Exchange Capital Securities will not be entitled to any such liquidated damages.

                                USE OF PROCEEDS

  No proceeds will be received by the Company and the Series B Issuer from the Exchange Offer. In consideration for issuing the Exchange Capital Securities in exchange for the Outstanding Capital Securities as described in this Prospectus, the Series B Issuer will receive Outstanding Capital Securities in like aggregate Liquidation Amount. The Outstanding Capital Securities surrendered in exchange for Exchange Capital Securities will be canceled.

  Proceeds to the Series B Issuer from the issuance and sale of the Outstanding Capital Securities and the Common Securities were used to purchase the Outstanding Junior Subordinated Debentures. Proceeds to the Company from the issuance and sale of the Outstanding Junior Subordinated Debentures were used by the Company (i) to contribute $50,000,000 to the Domestic Insurance Subsidiaries, (ii) to fund the Reserve Account with $10,750,000, (iii) to reduce the amount outstanding under the Company's Credit Facility in the amount of $32,000,000, (iv) to pay $2,250,000 to the Initial Purchasers, and
(v) for general corporate purposes.

  RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

  The Company's consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                                 YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                 1996    1995  1994  1993  1992
                                                 ----    ----  ----  ----  ----
   Earnings to Fixed Charges....................  --(1)  4.33x 4.27x 9.93x 6.32x
   Earnings to Combined Fixed Charges and Pre-
    ferred Stock
    Dividend Requirements(2)....................  --(1)  2.88x 3.78x 9.93x 5.98x

-------
(1) Fixed charges for the year ended December 31, 1996 were $16.0 million and earnings for such year prior to these fixed charges were $14.1 million, resulting in a deficiency of $1.9 million. Combined fixed charges and preferred stock dividends for such year were $24.6 million and earnings prior to these fixed charges were $14.1 million, resulting in a deficiency of $10.5 million.
(2) The tax rate for preferred stock dividend requirements for 1996 was the incremental Federal tax rate, and for 1992-95 was the effective tax rate on continuing operations.

  For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges represent all interest expense, capitalized interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series B Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Series B Issuer will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above stockholders' equity under the caption "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company for financial reporting purposes. In a footnote to the Company's audited financial statements, there will be included a statement that (i) the Series B Issuer is wholly-owned, (ii) the sole asset of the Series B Issuer is the Junior Subordinated Debentures (indicating the principal amount, interest rate and maturity date hereof) and (iii) the obligations of the Series B Issuer under the Capital Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed by the Company under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement. The Company will record distributions payable on the Capital Securities as a minority interest expense in the consolidated statements of income. See "Capitalization."

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of December 31, 1996 and as adjusted to give effect to the issuance and sale of the Capital Securities.

                                                          DECEMBER 31, 1996
                                                         ---------------------
                                                          ACTUAL   AS ADJUSTED
                                                         --------  -----------
                                                            (IN THOUSANDS)
Short-Term Debt under Credit Facility................... $ 44,000   $ 12,000(1)
                                                         ========   ========
Notes Payable:
  Promissory Note.......................................      878        878
  8% Senior Notes due 1999..............................   74,912     74,912
  9 1/2% Senior Notes due 2001..........................   74,970     74,970
                                                         --------   --------
Total Notes Payable.....................................  150,760    150,760
                                                         --------   --------
  Company-Obligated Mandatorily Redeemable Capital
   Securities of Subsidiary Trust Holding Solely the
   Company's Junior Subordinated Deferrable Interest
   Debentures(2)........................................      --     100,000
                                                         --------   --------
Stockholders' Equity:
  Convertible Preferred Stock, $.01 par value, 1,437,500
   shares authorized, issued and outstanding............       14         14
  Preferred Stock--$0.01 par value per share, 562,500
   shares authorized, issued and outstanding--none......      --         --
  Common Stock, $.01 par value per share, 35,000,000
   shares authorized, 17,303,321 shares issued and
   outstanding..........................................      173        173
  Class A Non-Voting Common Stock, $.01 par value per
   share, 20,000,000 shares authorized, issued and
   outstanding--None....................................      --         --
  Additional paid-in capital............................  147,891    147,891
  Net unrealized depreciation of securities.............     (700)      (700)
  Retained earnings.....................................  105,834    105,834
  Treasury stock, at cost 1,567,200 shares..............  (37,821)   (37,821)
                                                         --------   --------
Total Stockholders' Equity..............................  215,391    215,391
                                                         --------   --------
    Total Capitalization................................ $366,151   $466,151
                                                         ========   ========

--------
(1) Reflects the application of a portion of the net proceeds from the sale of the Junior Subordinated Debentures to reduce the amount outstanding under the Credit Facility. See "Use of Proceeds."

(2) The sole assets of the Series B Issuer consist of $103,093,000 aggregate principal amount of Junior Subordinated Debentures with an interest rate of 10 3/4%. The Junior Subordinated Debentures held by the Series B Issuer will mature on February 15, 2027. The Company initially will own all of the Common Securities of the Series B Issuer. It is anticipated that the Series B Issuer will not be subject to the reporting requirements of the Exchange Act. See "Accounting Treatment."

                        SELECTED FINANCIAL INFORMATION

                                        YEARS ENDED DECEMBER 31,
                         ------------------------------------------------------------------
                            1996            1995         1994           1993       1992
                         -----------     -----------  -----------     ---------- ----------
                           (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
OPERATING RESULTS
  Direct premiums
   written.............. $   935,011     $   797,373  $   545,483     $ 395,767  $ 341,957
  Net premiums written..     797,989         620,447      363,467       246,393    193,459
  Total revenues........     783,411         627,458      369,587       267,510    215,287
  Income from continuing
   operations...........         170          36,619       22,538        43,286     31,324
  Net income............         170          33,995       23,188        44,196     30,110
  Net income (loss)
   available to common
   stockholders.........      (5,400)         28,425       22,306        44,196     29,772
  Operating earnings
   (loss)...............      (1,592)         30,315       23,259        37,008     28,734
PER SHARE
  Income from continuing
   operations........... $      (.34)    $      1.86  $      1.38     $    2.53  $    1.94
  Net income............        (.34)           1.73         1.42          2.58       1.87
  Weighted average
   shares outstanding...      15,850          19,635       15,750        17,119     15,918
  Dividends paid........         .36             .36          .36           .32        .16
  Operating earnings....        (.45)           1.54         1.42          2.16       1.78
FINANCIAL POSITION
  Cash and invested
   assets............... $   567,892     $   505,104  $   420,919     $ 244,588  $ 242,249
  Total Assets..........   1,356,799       1,241,679    1,152,123       656,721    584,070
  Short-term debt.......      44,000          16,000       21,000        16,049        --
  Notes payable.........     150,760         150,807      150,812        75,826     74,808
  Stockholders' equity..     215,391         234,847      195,259       127,462    115,820
GAAP COMBINED RATIO(1)
  Loss ratio............        80.0%           73.4%        70.4%         62.1%      57.0%
  Expense ratio.........        22.4            21.6         22.0          21.9       24.1
                         -----------     -----------  -----------     ---------  ---------
  Combined ratio........       102.4%           95.0%        92.4%         84.0%      81.1%
                         -----------     -----------  -----------     ---------  ---------
SELECTED INSURANCE
 COMPANY STATUTORY
 DATA(2)
  Loss ratio............        79.4%           73.2%        70.8%         63.0%      57.0%
  Expense ratio.........        22.1            21.5         21.7          22.0       20.9
                         -----------     -----------  -----------     ---------  ---------
  Combined ratio........       101.5%           94.7%        92.5%         85.0%      77.9%
                         -----------     -----------  -----------     ---------  ---------
  Statutory net income.. $     6,882     $    41,814  $    37,883(3)  $  35,097  $  39,267
  Statutory surplus.....     245,919         226,832      198,589       103,033    105,395
  Net premiums written
   to statutory surplus.       3.248x(3)         2.7x         2.6x(4)       2.4x       1.8x

--------
(1) Ratios for 1993 exclude the effect of non-recurring items relating to the settlement of a premium rate dispute.
(2) Combined ratio for 1994 is computed including the results of Bankers and Shippers for the period after the acquisition date of October 18, 1994.
(3) After giving effect to the application of the proceeds of the sale of the Junior Subordinated Debentures, the pro forma ratio would have been 2.7x.
(4) Includes results of Bankers and Shippers and Integon Preferred Insurance Company for the full year 1994.

                                EXCHANGE OFFER

GENERAL

  The Company and the Series B Issuer hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange Exchange Capital Securities for a like aggregate Liquidation Amount of Outstanding Capital Securities properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below.

PURPOSE OF THE EXCHANGE OFFER

  The Company issued 103,093 Outstanding Junior Subordinated Debentures and the Series B Issuer issued 100,000 Outstanding Capital Securities on February 10, 1997. The issuance of the Outstanding Capital Securities was not registered under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act. In connection with the issuance and sale of the Outstanding Capital Securities, the Company and the Series B Issuer entered into the Registration Rights Agreement, which requires the Company and the Series B Issuer to (i) use their best efforts to cause to be filed with the Commission within 90 days after the date of the original issuance of the Outstanding Capital Securities (February 10, 1997) (such date being referred to herein as the "Closing Date"), a registration statement (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer for the Outstanding Capital Securities under the Securities Act, (ii) use their best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 120 days after the Closing Date and (iii) keep the Exchange Offer open for a period of not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Outstanding Capital Securities.

  The form and terms of the Exchange Capital Securities are substantially the same as the form and terms of the Outstanding Capital Securities except that the Exchange Capital Securities (i) will have been registered under the Securities Act and will not contain terms restricting the transfer of such securities, (ii) will be entitled, to the extent applicable, to the benefits of qualification of the Trust Agreement under the Trust Indenture Act, and
(iii) will not provide for liquidated damages in certain circumstances under the Registration Rights Agreement. See "--Terms of the Exchange Offer."

  The Company and the Series B Issuer will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Exchange Guarantee for the Outstanding Guarantee and the Exchange Junior Subordinated Debentures for a like aggregate principal amount of Outstanding Junior Subordinated Debentures.

TERMS OF THE EXCHANGE OFFER

  Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company and the Series B Issuer will offer to the holders of the Outstanding Capital Securities who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Outstanding Capital Securities for a like aggregate Liquidation Amount of Exchange Capital Securities. The Company and the Series B Issuer will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Outstanding Capital Securities. In the event that
(i) the Company and the Series B Issuer are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer Registration Statement is not declared effective within 120 calendar days after the Closing Date, (iii) the Company has received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Series B Issuer is, or will be, within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (y) interest payable by the Company on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Series B Issuer is, or will be within 90 days of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iv) any holder of Transfer Restricted Securities notifies the Company or the Series B Issuer on or by the 20th business day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Outstanding Capital Securities acquired directly from the Series B Issuer or an affiliate of the Series B Issuer, or (v) if the Company so elects, then the Company and the Series B Issuer will use their best efforts as promptly as practicable to file with the Commission and thereafter will use their best efforts to cause to be declared effective a "shelf" registration statement on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Transfer Restricted Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

  If (i) the applicable Registration Statement is not filed with the Commission on or prior to 90 calendar days after the Closing Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 120 calendar days after the Closing Date, (iii) the Exchange Offer is not consummated on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, or (iv) the Shelf Registration Statement is filed and declared effective within 120 calendar days after the Closing Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 calendar days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Series B Issuer will pay to holders of Transfer Restricted Securities as liquidated damages, additional interest in respect of the Junior Subordinated Debentures, and corresponding Distributions shall accumulate on the Liquidation Amount of Capital Securities, at a rate of 0.25% per annum until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or
(iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. "Transfer Restricted Securities" means each Outstanding Capital Security, Outstanding Guarantee and Outstanding Junior Subordinated Debenture until (i) the date on which such securities have been exchanged for a freely transferable Exchange Capital Security, Exchange Guarantee and Exchange Junior Subordinated Debenture in the Exchange Offer, (ii) the date on which such securities have been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or
(iii) the date on which such securities are distributed to the public pursuant to Rule 144 under the Securities Act or are salable pursuant to Rule 144(k) under the Securities Act. The Company and the Series B Issuer will not be required to pay liquidated damages to the holder of Transfer Restricted Securities if such holder failed to comply with its obligations to make certain representations set forth in the Registration Rights Agreement or failed to provide the information required to be provided by it, if any, under the Registration Rights Agreement.

  Based on no-action letters issued by the staff of the Commission to third parties, the Company and the Series B Issuer believe that the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Outstanding Capital Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Capital Securities directly from the Series B Issuer to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or the Series B Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Any holder of Outstanding Capital Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Capital Securities could not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any Exchange Capital Securities acquired by such holders will not be freely transferable except in compliance with the Securities Act. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Outstanding Capital Securities where such Outstanding Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

  The Registration Rights Agreement requires the Company and the Series B Issuer to keep the Exchange Offer Registration Statement effective for a period beginning when the Exchange Capital Securities are first issued in the Exchange Offer and ending upon the earlier of (i) either (a) the expiration of the 180th day after the Exchange Offer has been completed or (b) in the event the Company and the Series B Issuer have at any time suspended the use of the prospectus contained in the Exchange Offer Registration Statement, the day beyond the 180th day after the Exchange Offer has been completed that reflects an additional period of days equal to the number of days during all of the periods from and including the dates the Company and the Series B Issuer give notice to and including the date when broker-dealers receive an amended or supplemented prospectus necessary to permit resales of Exchange Capital Securities or to and including the date on which the Company and the Series B Issuer give a Resumption Notice (as defined herein) or (ii) such time as such broker-dealers no longer own any Exchange Capital Securities whose resales by them are subject to the prospectus delivery requirements under the Securities Act. "Resumption Notice" means the written notice by the Company to the holders of Outstanding Capital Securities that the use of the applicable prospectus may be resumed.

  Holders may tender their Outstanding Capital Securities for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Outstanding Capital Securities) or any integral multiple of $1,000 (1 Outstanding Capital Security) in excess thereof; provided that if any Outstanding Capital Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.

  NONE OF THE BOARD OF DIRECTORS OF THE COMPANY, THE ISSUER TRUSTEES OR THE ADMINISTRATORS OF THE SERIES B ISSUER MAKE ANY RECOMMENDATION TO HOLDERS OF OUTSTANDING CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OUTSTANDING CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OUTSTANDING CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire at 5:00 P.M., New York City time, on     ,
1997, unless the Company and the Series B Issuer, in their sole discretion, have extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company and the Series B Issuer expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Capital Securities by giving oral notice (confirmed in writing) or written notice to the Exchange Agent and by press release or other public announcement made, unless otherwise required by applicable law or regulation, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company and the Series B Issuer are extending the Exchange Offer for a specified period of time. During any such extension, all Outstanding Capital Securities previously tendered will remain subject to the Exchange Offer. If the Exchange Offer is amended in a manner determined by the Company and the Series B Issuer to constitute a material change, or if the Company and the Series B Issuer waive a material condition of the Exchange Offer, the Company and the Series B Issuer will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Outstanding Capital Securities, and the Company and the Series B Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  In addition, the Company and the Series B Issuer expressly reserve the right to terminate or amend the Exchange Offer and not to accept for exchange any Outstanding Capital Securities not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company and the Series B Issuer will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Outstanding Capital Securities as promptly as practicable.

  For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING OUTSTANDING CAPITAL SECURITIES

  The tender to the Company or the Series B Issuer of Outstanding Capital Securities by a holder thereof as set forth below and the acceptance thereof by the Company and the Series B Issuer will constitute a binding agreement between the tendering holder and the Company or the Series B Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

  A holder of Outstanding Capital Securities may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Outstanding Capital Securities being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

  THE METHOD OF DELIVERY OF OUTSTANDING CAPITAL SECURITIES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OUTSTANDING CAPITAL SECURITIES OR LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY OR THE SERIES B ISSUER.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Capital Securities surrendered for exchange pursuant thereto are tendered (i) by a registered holder of Outstanding Capital Securities who has not completed the box entitled "Special Issuance

Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each an "Eligible Institution"). If Outstanding Capital Securities are registered in the name of a person other than a signer of the Letter of Transmittal, the Outstanding Capital Securities surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company or the Series B Issuer in their sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

  The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Outstanding Capital Securities at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Outstanding Capital Securities by causing such book-entry transfer facility to transfer such Outstanding Capital Securities into the Exchange Agent's account with respect to the Outstanding Capital Securities in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Outstanding Capital Securities may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Outstanding Capital Securities to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the Outstanding Capital Securities are registered and, if possible, the certificate number or numbers of the certificate or certificates representing the Outstanding Capital Securities to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Outstanding Capital Securities in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Capital Securities into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Outstanding Capital Securities being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company and the Series B Issuer may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Outstanding Capital Securities (or a confirmation of book-entry transfer of such Outstanding Capital Securities into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Capital Securities in exchange for Outstanding Capital Securities tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Outstanding Capital Securities.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Capital Securities tendered for exchange will be determined by the Company and the Series B Issuer in their sole discretion, which determination will be final and binding on all parties. The Company and the Series B Issuer reserve the right to reject any and all tenders of any particular Outstanding Capital Securities not properly tendered or reject any particular Outstanding Capital Securities the acceptance of which might, in the judgment of the Company and the Series B Issuer or their counsel, be unlawful. The Company and the Series B Issuer also reserve the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular Outstanding Capital Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Capital Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company and the Series B Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Capital Securities for exchange must be cured within such time as the Company and the Series B Issuer shall determine. None of the Company, the Series B Issuer, nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Capital Securities for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Outstanding Capital Securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company or the Series B Issuer, proper evidence satisfactory to the Company or the Series B Issuer of their authority to so act must be submitted.

  By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving Exchange Capital Securities for its own account will represent to the Company and the Series B Issuer that, among other things, the Exchange Capital Securities to be received by it pursuant to the Exchange Offer are being acquired in the ordinary course of such holder's business, that such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Capital Securities and has no arrangement or understanding with any person to participate in the distribution of the Exchange Capital Securities within the meaning of the Securities Act and that such holder is not an "affiliate" of the Company or the Series B Issuer within the meaning of Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Outstanding Capital Securities where such Outstanding Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

  In addition, the Company and the Series B Issuer reserve the right in their sole discretion to (a) purchase or make offers for any Outstanding Capital Securities that remain outstanding subsequent to Expiration Date, or, as set forth under "--Certain Conditions to the Exchange Offer," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Capital Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Outstanding Capital Securities may be withdrawn at any time prior to the close of business, New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent prior to the close of business, New York City time, on the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Outstanding Capital Securities to be withdrawn (the "Depositor"), (ii) identify the Outstanding Capital Securities to be withdrawn (including the certificate number or numbers of the certificate or certificates representing such Outstanding Capital Securities and number of such Outstanding Capital Securities), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Capital Securities were tendered

(including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the Outstanding Capital Securities to register the transfer of such Outstanding Capital Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Capital Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Series B Issuer in their sole discretion, which determination will be final and binding on all parties. Any Outstanding Capital Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Capital Securities will be issued with respect thereto unless the Outstanding Capital Securities so withdrawn are validly retendered. Any Outstanding Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Outstanding Capital Securities may be retendered by following one of the procedures described above under "--Procedures for Tendering Outstanding Capital Securities" at any time prior to the Expiration Date.

ACCEPTANCE OF OUTSTANDING CAPITAL SECURITIES FOR EXCHANGE; DELIVERY OF EXCHANGE CAPITAL SECURITIES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company and the Series B Issuer will accept, promptly after the Expiration Date, all Outstanding Capital Securities properly tendered and will issue the Exchange Capital Securities promptly after acceptance of the Exchange Offer. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company and the Series B Issuer will be deemed to have accepted properly tendered Outstanding Capital Securities for exchange when the Company and the Series B Issuer have given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of the Exchange Capital Securities in exchange for Outstanding Capital Securities pursuant to the Exchange Offer will be made only after timely receipt by the Company or the Series B Issuer of such Outstanding Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Capital Securities are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Outstanding Capital Securities will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED OUTSTANDING CAPITAL SECURITIES

  Holders of Outstanding Capital Securities whose Outstanding Capital Securities are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Outstanding Capital Securities and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Outstanding Capital Securities will continue to be subject to the existing restrictions upon transfer thereof and the Company and the Series B Issuer will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Capital Securities held by them. To the extent that Outstanding Capital Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Capital Securities could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, the Company and the Series B Issuer will not be required to accept for exchange, or issue Exchange Capital Securities in exchange for, any Outstanding Capital Securities, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Outstanding Capital Securities for exchange, any of the following events shall occur:

    (A) an action or proceeding shall have been instituted or threatened in any court or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Series B Issuer's judgment, would reasonably be expected to prohibit, prevent or otherwise impair the ability of the Company or the Series B Issuer to proceed with the Exchange Offer;

    (B) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for the Outstanding Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Capital Securities directly from the Company or the Series B Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or the Series B Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of Exchange Capital Securities;

    (C) a law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Series B Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series B Issuer to proceed with the Exchange Offer;

    (D) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Series B Issuer's judgment, would reasonably be expected to impair the ability of the Company or the Series B Issuer to proceed with the Exchange Offer;

    (E) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Series B Issuer, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company and the Series B Issuer shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (F) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company and the Series B Issuer, might materially impair the ability of the Company or the Series B Issuer to proceed with the Exchange Offer.

  The foregoing conditions are for the sole benefit of the Company and the Series B Issuer and may be asserted by the Company and the Series B Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Company and the Series B Issuer in whole or in part at any time and from time to time in their sole discretion, subject to applicable law. The failure by the Company and the Series B Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  If the Company and the Series B Issuer determine that they may terminate the Exchange Offer, as set forth above, the Company and the Series B Issuer may
(i) refuse to accept any Outstanding Capital Securities and return any Outstanding Capital Securities that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Capital Securities tendered prior to the Expiration Date, subject to the rights of such holders of tendered Outstanding Capital Securities to withdraw their tendered Outstanding Capital Securities, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Capital Securities that have not been withdrawn or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change in the Exchange Offer, the Company and the Series B Issuer will disclose such change by means of an amended or supplemented Prospectus that will be distributed to each registered holder of Outstanding Capital Securities, and the Company and the Series B Issuer will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver or amendment and the manner of disclosure to the registered holders of the Outstanding Capital Securities, if the Exchange Offer would otherwise expire during such period.

  In addition, the Company and the Series B Issuer will not accept for exchange any Outstanding Capital Securities tendered, and no Exchange Capital Securities will be issued in exchange for any such Outstanding Capital Securities, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

  The Exchange Offer is not conditioned on any minimum number of shares of Outstanding Capital Securities being tendered for exchange.

EXCHANGE AGENT

  First Union National Bank of North Carolina has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                By Mail:

                                          By Hand or Overnight Delivery:

   First Union National Bank of North   First Union National Bank of North
                Carolina               Carolina 230 South Tryon Street, 9th
    230 South Tryon Street, 9th Floor                  Floor
        Charlotte, NC 28288-1179             Charlotte, NC 28288-1179
          Attention: Mike Klotz                Attention: Mike Klotz

                                 By Facsimile:

                                (704) 383-7199

                             Confirm by Telephone:

                                (704) 383-4105

  First Union National Bank of North Carolina is also the Transfer Agent for the Capital Securities.

SOLICITATION OF TENDERS; FEES AND EXPENSES

  The Company and the Series B Issuer have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Capital Securities pursuant to the Exchange Offer. If, however, certificates representing Exchange Capital Securities or Outstanding Capital Securities not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Capital Securities tendered, or if tendered Outstanding Capital Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Capital Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  No gain or loss for accounting purposes will be recognized by the Company and the Series B Issuer upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the Exchange Capital Securities will be amortized by the Company over the term of the Exchange Capital Securities under generally accepted accounting principles. See "Accounting Treatment" for a description of the accounting treatment of the Series B Issuer and the Exchange Capital Securities.

                       DESCRIPTION OF CAPITAL SECURITIES

  The Property Trustee and the Administrators on behalf of the Series B Issuer have issued the Outstanding Capital Securities and the Common Securities and will issue the Exchange Capital Securities under the Trust Agreement. The Capital Securities will represent preferred undivided beneficial interests in the assets of the Series B Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption, repurchase or liquidation over the Common Securities of the Series B Issuer, as well as other benefits as described in the Trust Agreement. This summary of the material terms and provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions therein of certain terms and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference.

  The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon effectiveness of this Registration Statement.

GENERAL

  The form and terms of the Exchange Capital Securities are substantially the same as the form and terms of the Outstanding Capital Securities, except that
(i) the Outstanding Capital Securities have not been registered under the Securities Act and are subject to certain restrictions on transfer, (ii) the Outstanding Capital Securities are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer), and (iii) the Registration Rights Agreement provides for the distribution of liquidated damages to the holders of Outstanding Capital Securities under circumstances set forth thereunder. See "Exchange Offer--Terms of the Exchange Offer." Accordingly, holders tendering Outstanding Capital Securities in the Exchange Offer should review the information set forth under "Risk Factors--Exchange Offer Procedures; Certain Consequences of a Failure to Exchange Outstanding Capital Securities" and "Exchange Offer--Terms of the Exchange Offer." Based on no-action letters issued by the staff of the Commission to third parties, the Company and the Series B Issuer believe that the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for outstanding Capital Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Capital Securities directly from the Series B Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or the Series B Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities. See "Exchange Offer--Terms of the Exchange Offer."

  The Capital Securities will be limited to $100,000,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption, repurchase or liquidation of such Capital Securities when the Series B Issuer does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

  The Capital Securities represent preferred undivided beneficial interests in the assets of the Series B Issuer, and Distributions on each Capital Security will be payable at the annual rate of 10 3/4% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on February 15 and August 15 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the relevant record dates. The record dates for Capital Securities will be, for so long as the Capital Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Dates and, in the event any Capital Securities are not held in book-entry form, the date which is fifteen days next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be August 15, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment on the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment originally was payable. Business Day means a day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which First Union National Bank of North Carolina's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities will be deferred by the Series B Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 10 3/4% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee,
(d) purchases of common stock related to the issuance of common stock or rights or option under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of registration of shares of an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment plan or stock purchase plan, or related to the issuance of common stock of the Company (or securities convertible into or exchangeable for such common stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, and

(e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding in accordance with the terms of such stock). Prior to the termination of any such Extension period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin a new Extension Period, subject to the above requirements. See "Description of Junior Subordinated Debentures--Option To Defer Interest Payments" and "Certain Federal Income Tax Considerations--Original Issue Discount."

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. The Company paid $10.75 million of the net proceeds from the sale of the Outstanding Junior Subordinated Debentures into a Reserve Account established and maintained by the Debenture Trustee, the funds in which will be applied to pay interest on the Junior Subordinated Debentures on the first two Interest Payment Dates for the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Reserve Account."

  The revenue of the Series B Issuer available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Series B Issuer will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Series B Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and related amount of premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption, including any premium paid by the Company, shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

  The Company has the right to redeem the Junior Subordinated Debentures prior to the Stated Maturity, (i) on or after February 15, 2007 in whole at any time or in part from time to time or (ii) in whole (but not in part), at any time, in certain circumstances described under "--Conditional Right to Shorten Maturity or Redeem upon a Tax Event" within 90 days following the occurrence and during the continuation of a Tax Event. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the Redemption Date. If redeemed during the 12-month period beginning February 15 of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2007..............................................................  105.375%
   2008..............................................................  104.838
   2009..............................................................  104.300
   2010..............................................................  103.763
   2011..............................................................  103.225
   2012..............................................................  102.688
   2013..............................................................  102.150
   2014..............................................................  101.613
   2015..............................................................  101.075
   2016..............................................................  100.538

and at 100% on or after February 15, 2017.

  The Redemption Price, in the case of a redemption following a Tax Event (as described under (ii) above) shall be equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated and unpaid Distributions thereon to the Redemption Date.

  "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to that portion of the aggregate principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Trust Securities, (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Series B Issuer, Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed and (iii) with respect to a repurchase of Junior Subordinated Debentures following a Change of Control, Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of Electing Holders (as defined herein).

  "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

  "Tax Event" means, with respect to Junior Subordinated Debentures held by the Series B Issuer, the receipt by the Series B Issuer of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series B Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Series B Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Junior Subordinated Debentures which are no longer held by the Series B Issuer, "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures under the Junior Subordinated Indenture, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

  Possible Tax Law Changes Affecting Capital Securities. On February 6, 1997, President Clinton submitted the fiscal 1998 budget to Congress, which, among other things, would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer, or where such instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The proposal would be effective generally for instruments issued on or after the date of appropriate Congressional action. If such provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures.

  Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Junior Subordinated Debentures or to cause a redemption of the Capital Securities, as described more fully under "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities-- Redemption." See also "Certain Federal Income Tax Considerations--Possible Tax Law Changes."

  Payment of Additional Sums. In the event a Tax Event has occurred and is continuing and the Series B Issuer is the holder of all of the Junior Subordinated Debentures, the Company will pay Additional Sums, if any (as defined below), on the Junior Subordinated Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Series B Issuer on the outstanding Capital Securities and Common Securities of the Series B Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Series B Issuer has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on the Redemption Date only to the extent that the Series B Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its registered address. If the Series B Issuer gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent (as defined herein) funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Series B Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Series B Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  If less than all of the outstanding Capital Securities and Common Securities are to be redeemed on the Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000, or, if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures, provided in each case that any holder of the Capital Securities after the redemption has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Series B Issuer or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

  Payment of the Redemption Price on the Capital Securities and any distribution of Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any

Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be 15 days prior to the Redemption Date or liquidation date, as applicable.

CHANGE OF CONTROL REPURCHASE

  Upon the occurrence of a Change of Control, each holder of Capital Securities will have the right, at such holder's option, to require the Property Trustee to cause the Company to repurchase a Like Amount of Junior Subordinated Debentures corresponding to the Liquidation Amount of Capital Securities which such holder seeks to have repurchased, which Liquidation Amount may represent all or any portion of the Liquidation Amount of the Capital Securities held by such holder that is equal to $1,000 or integral multiples of $1,000 in excess thereof, provided that in the case of any partial repurchase by a holder, such holder after the repurchase has at least 100 Capital Securities remaining. Such repurchase will be at a price (the "Repurchase Price") equal to 101% of the aggregate Liquidation Amount of such Capital Securities plus accumulated and unpaid Distributions thereon to the repurchase date (the "Repurchase Date").

  Within 10 business days following a Change of Control, notice (a "Change of Control Notice") will be sent to each holder of Capital Securities stating, among other things: (i) that a Change of Control has occurred and that such holder has the right to cause the repurchase of its Capital Securities at the Repurchase Price; (ii) the circumstances and relevant facts regarding such Change of Control (including any relevant information with respect to the transaction giving rise to such Change of Control); (iii) the instructions that a holder must follow in order to have its Capital Securities accepted for repurchase; and (iv) the Repurchase Date (which shall not be less than 30 days nor more than 60 days from the date of such notice).

  "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (a) an event or series of events by which any Person or group of Persons within the meaning of Section 13(d) of the Exchange Act shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation, issuances of securities by the Company or otherwise, be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the combined voting power of the then outstanding voting stock of the Company, (b) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (as defined herein), (c) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company or (d) the direct or indirect sale, assignment, lease, exchange, disposition or other transfer, in one transaction or a series of related transactions, of all or substantially all of the property or assets of the Company to any Person. "Continuing Director" means any member of the Board of Directors of the Company who was a member of such Board of Directors on the date of original issuance of the Capital Securities, and, as of any determination date thereafter, shall include any member of the Board of Directors of the Company who was nominated for election or appointed to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or appointment.

  Clause (d) of the definition of Change of Control set forth in the preceding paragraph includes a sale, assignment, lease, exchange, disposition or other transfer of all or substantially all of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Capital Securities to require the repurchase of such Capital Securities as a result of a sale, assignment, lease, exchange, disposition or other transfer of the Company's assets to another Person may be uncertain.

  The Company's ability to repurchase a Like Amount of Junior Subordinated Debentures upon a Change of Control in order to permit the repurchase of Capital Securities may be limited by, among other things, the Company's financial resources at the time of repurchase and the terms of the Junior Subordinated Indenture which prevent any payments in respect of the Junior Subordinated Debentures if the Company is in default in the payment of any amount due on any Senior Indebtedness. See "Description of Junior Subordinated Debentures--Subordination." There can be no assurance that the Company will have the financial resources or be able to arrange financing on acceptable terms to pay the Repurchase Price for all of the Capital Securities as to which the repurchase right is exercised. Both the Company's Credit Facility and the Junior Subordinated Debentures restrict the Company's ability to incur additional indebtedness, and the ability of the Domestic Insurance Subsidiaries to pay dividends to the Company is restricted by the insurance laws of North Carolina. See "Risk Factors--Limited Dividends Available from Domestic Insurance Subsidiaries" and "--High Leverage."

  Except in the case of a "Change of Control", the general provisions of the Trust Agreement and the Junior Subordinated Indenture do not afford holders of the Capital Securities or the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Capital Securities or the Junior Subordinated Debentures.

REPURCHASE PROCEDURES

  Capital Securities repurchased on a Repurchase Date shall be repurchased at the Repurchase Price with the applicable proceeds from the contemporaneous repurchase of the Junior Subordinated Debentures. Repurchases of Capital Securities shall be made and the Repurchase Price shall be payable on the Repurchase Date only to the extent that the Series B Issuer has funds on hand available for the payment of such Repurchase Price.

  Holders ("Electing Holders") wishing to exercise their right to cause a repurchase of Capital Securities shall notify the Property Trustee within 30 days of the receipt of the Change of Control Notice of their irrevocable election (a "Repurchase Election") to do so. If the Electing Holders make a Repurchase Election, then, by 12:00 noon, New York City time, on the Repurchase Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Repurchase Price and will give DTC irrevocable instructions and authority to pay the Repurchase Price to the Electing Holders. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Repurchase Price and will give such Paying Agent irrevocable instructions and authority to pay the Repurchase Price to the Electing Holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Repurchase Date for any Capital Securities of Electing Holders shall be payable to such Electing Holders on the relevant record dates for the related Distribution. If Repurchase Elections shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Electing Holders in respect of the Capital Securities subject to Repurchase Elections will cease, except the right of the Electing Holders to receive the Repurchase Price, but without interest on such Repurchase Price, and the Capital Securities of the Electing Holders subject to such Repurchase Elections will cease to be outstanding. In the event that any date fixed for repurchase of Capital Securities is not a Business Day, then payment of the Repurchase Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Repurchase Price in respect of Capital Securities of any Electing Holders is improperly withheld or refused and not paid either by the Series B Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities of such Electing Holders will continue to accumulate at the then applicable rate, from the Repurchase Date originally established by the Series B Issuer for such Capital Securities to the date such Repurchase Price is actually paid, in which case the actual payment date will be the date fixed for repurchase for purposes of calculating the Repurchase Price. The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities subject to Repurchase Elections. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the repurchase of Capital Securities shall relate, in the case of any Capital Securities repurchased or to be repurchased only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be repurchased.

  Repurchase of Capital Securities will result in a repurchase of a pro rata Liquidation Amount of Common Securities.

  Unless the Company defaults in payment of the Repurchase Price on the Junior Subordinated Debentures, on and after the Repurchase Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Repurchase Price in respect of the Capital Securities subject to repurchase is withheld or refused and not paid by the Series B Issuer or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) subject to repurchase.

  Payment of the Repurchase Price on the Capital Securities subject to Repurchase Elections shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Repurchase Date; provided, however, that in the event that any Capital Securities are not held in book-entry form, the relevant record date for such Capital Securities shall be 15 days prior to the Repurchase Date.

  Rule 13e-4 under the Exchange Act requires the dissemination of certain information to securityholders in the event of an issuer tender offer and may apply in the event the repurchase option becomes available to holders of the Capital Securities. The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act including, without limitation, Rule 14e-1, which may then be applicable.

CONDITIONAL RIGHT TO SHORTEN MATURITY OR REDEEM UPON A TAX EVENT

  If a Tax Event occurs and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Series B Issuer and the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Tax Event--Shortening of Maturity or Redemption") would continue to exist or (ii) the Junior Subordinated Debentures are not held by the Series B Issuer, then the Company shall have the right (a) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than August 15, 2016 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes, or (b) if in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. See "Description of Capital Securities--Redemption" and "Description of Junior Subordinated Debentures--General" and "--Redemption".

  Holders of Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

  See "Certain Federal Tax Law Considerations--Possible Tax Law Changes" for a discussion of certain proposals that, if adopted by Congress, could give rise to a Tax Event, which may permit the Company to shorten the Stated Maturity of the Junior Subordinated Debentures or cause a redemption of the Capital Securities prior to February 15, 2007.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price or Repurchase Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date, Redemption Date or Repurchase Date a Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Company to pay any amount in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price or Repurchase Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, or in the case of payment of the Repurchase Price, the full amount of such Repurchase Price on all Capital Securities subject to Repurchase Elections, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  The amount payable on the Capital Securities in the event of any liquidation of the Series B Issuer is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

  The holders of all of the outstanding Common Securities have the right at any time to terminate the Series B Issuer and, after satisfaction of the liabilities and amounts owed to creditors of the Series B Issuer as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Series B Issuer.

  Pursuant to the Trust Agreement, the Series B Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate the Series B Issuer (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Capital Securities in connection with the redemption or maturity of all of the Junior Subordinated Debentures as described under "Description of Capital Securities--Redemption"; (iv) repurchase of all the Capital Securities in connection with a Change of Control as described under "Description of Capital Securities--Change of Control Repurchase" and (v) the entry of an order for the dissolution of the Series B Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (v) above, the Series B Issuer shall be liquidated by the Property Trustee and the Administrators as expeditiously as the Property Trustee and the Administrators determine to be possible by distributing, after satisfaction of liabilities to creditors of the Series B Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Series B Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Series B Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Series B Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Series B Issuer on its Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amount in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.

  After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

  If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Series B Issuer is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Series B Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Series B Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

    (i) the occurrence of a Debenture Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated
  Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price or Repurchase Price of any Trust Security when such price becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees and the Administrators in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or
  (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustees or Administrators by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 90 days thereof.

  Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of Trust Securities, the Administrators and the Company as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all of the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amount in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a preference over the Common Securities upon termination of the Series B Issuer as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee or Administrator may be removed at any time by the holder(s) of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee or the Delaware Trustee or both of them may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. If an Issuer Trustee resigns or is removed by the holders of Capital Securities, the successor will be appointed by the holders of a majority in Liquidation Amount of Capital Securities. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware Law. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE SERIES B ISSUER

  The Series B Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Series B Issuer may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Series B Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity is appointed by the Company as Depositor possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of such issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Series B Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Series B Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Series B Issuer shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Series B Issuer or the successor entity to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by holders of a majority of the Common Securities, the Administrators and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Series B Issuer will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Series B Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by holders of a majority of the Common Securities, the Administrators and the Issuer Trustees with (i) the consent of holders representing not less than a majority (in aggregate Liquidation Amount) of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees and the Administrators of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees and the Administrators in accordance with such amendment will not affect the Series B Issuer's status as a grantor trust for United States federal income tax purposes or the Series B Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to
(i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  Notwithstanding the above, no amendment to the Trust Agreement may be made if, as a result of such amendment, the Series B Issuer would fail to be classified as a grantor trust for United States federal income tax purposes, would be taxable as a corporation or would fail to qualify for the exemption form status of an investment company under the Investment Company Act.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee and the Administrators shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee and the Administrators shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of counsel experienced in such matters to the effect that the Series B Issuer will not fail to be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Administrators, the Issuer Trustees or any affiliate of the Company, the Administrators or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY, DELIVERY AND FORM

  The Capital Securities will be issued in fully registered form, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and the Capital Securities must at all times be held in blocks of at least 100 Capital Securities.

  Exchange Capital Securities that are issued in registered, global form will be evidenced by a global Capital Security (the "Global Capital Security") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of the Global Capital Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities.

  A holder may hold its interest in the Global Capital Security directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Security to such persons may be limited.

  Holders who are not Participants may beneficially own interests in the Global Capital Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Capital Security, Cede for all purposes will be considered the sole holder of the Global Capital Security. Except as provided below, owners of beneficial interests in the Global Capital Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders thereof.

  Payment of Distributions on, the Redemption Price and the Repurchase Price of, the Global Capital Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Capital Security, by wire transfer of immediately available funds on each Distribution Date, Redemption Date or Repurchase Date. None of the Company, the Issuer Trustees, or the Administrators (or any registrar, paying agent or distribution agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  The Company and the Series B Issuer have been informed by DTC that, with respect to any payment of Distributions on, the Redemption Price or the Repurchase Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Capital Security, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global Capital Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Capital Securities represented by the Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  DTC has advised the Company and the Series B Issuer that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Security are credited and only in respect of the Liquidation Amount of the Capital Securities represented by the Global Capital Security as to which such Participants has or have given such direction.

  DTC has advised the Company and the Series B Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Security among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is exchangeable for definitive Capital Securities in registered certificated form if (i) DTC advises the Company and the Property Trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and the Property Trustee is unable to locate a qualified successor, (ii) the Series B Issuer at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referenced to in "Notice to Investors," unless the Property Trustee (based upon an opinion of counsel) determines otherwise in compliance with applicable law.

  So long as DTC or its nominee is the registered owner of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement governing the Capital Securities. Except as provided above, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

  Exchange Capital Securities that are issued in definitive registered form may be issued in exchange for Capital Securities represented by the Global Capital Security under the circumstances set forth above.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments shall be made by wire transfer, direct deposit or check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Administrators may remove the Paying Agent if they determine in their sole discretion that the Paying Agent has failed to perform its obligations under the Trust Agreement in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrators and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor (which shall be a bank or trust company reasonably acceptable to the Property Trustee) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The Capital Securities will be issued, and any may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Series B Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Series B Issuer will not be required to register or cause to be registered the transfer of its Capital Securities after such Capital Securities have been called for redemption or are the subject of a Repurchase Election.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  Any Property Trustee must be a national or state chartered bank and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have combined capital and surplus of at least $50,000,000.

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall request written instructions from the Company as Depositor as to the course of action to be taken and, if the Property Trustee does not receive such instructions as provided under the Trust Agreement, it shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Series B Issuer in such a way that the Series B Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Series B Issuer or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

  The Series B Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Outstanding Junior Subordinated Debentures were issued, and the Exchange Junior Subordinated Debentures will be issued, under the Junior Subordinated Indenture, dated as of February 10, 1997, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Company and First Union National Bank of North Carolina, as trustee (the "Debenture Trustee"). This summary of the material terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions therein of certain terms and the Trust Indenture Act. Whenever particular defined terms of the Junior Subordinated Indenture (as supplemented or amended from time to time) are referred to herein, such defined terms are incorporated herein by reference.

  The Junior Subordinated Indenture has been qualified under the Trust Indenture Act upon effectiveness of this Registration Statement.

GENERAL

  The Junior Subordinated Debentures will bear interest, accruing from February 10, 1997, at the annual rate of 10 3/4% of the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing August 15, 1997, to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the relevant record dates. The record dates for Junior Subordinated Debentures will be, for so long as the Junior Subordinated Debentures remain in book-entry form, one Business Day prior to the relevant Interest Payment Dates and, in the event the Junior Subordinated Debentures are not in book-entry form, the date which is fifteen days next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series B Issuer, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 10 3/4% thereof, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Junior Subordinated Debentures will mature on February 15, 2027.

  The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. In addition, there are also various regulatory and contractual limitations on the extent to which the Company's insurance subsidiaries may pay dividends or otherwise supply funds to the Company or various of its affiliates. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities and obligations relating to insurance claims, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Junior Subordinated Indenture contains certain limitations on the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Certain Covenants--Limitation on Indebtedness" and "--Subordination."

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures; provided, however, that during such Extension Periods, the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any such Extension Period, the Company must pay all interest then accrued and unpaid. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of registration of shares of an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment plan or stock purchase plan, or related to the issuance of common stock of the Company (or securities convertible into or exchangeable for such common stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period and (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the holders of Junior Subordinated Debentures and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrators or the Debenture Trustee are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

RESERVE ACCOUNT

  The Company paid $10.75 million of the net proceeds from the sale of the Outstanding Junior Subordinated Debentures into an escrow account established and maintained by the Debenture Trustee (the "Reserve Account"), the funds in which will be applied by the Debenture Trustee to pay interest on the Junior Subordinated Debentures on the first two Interest Payment Dates for the Junior Subordinated Debentures. No further amounts will be required to be paid into the Reserve Account. In the event the Junior Subordinated Debentures are redeemed, any amounts then remaining in the Reserve Account shall be remitted to the Company. Funds on deposit in the Reserve Account may be invested at the direction of the Company in (a) obligations issued or guaranteed by the United States or any agency or instrumentality thereof, (b) certificates of deposit of or accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $100,000,000; (c) commercial paper of the highest rating available from Standard & Poor's or Moody's or (d) fixed-income securities of the three highest ratings available from Standard & Poor's or Moody's or of comparable quality, having a maturity of five years or less.

REDEMPTION

  The Junior Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Company (i) on or after February 15, 2007 in whole at any time or in part from time to time or (ii) in whole (but not in part), at any time, in certain circumstances described under "Description of Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event" within 90 days following the occurrence and during the continuation of a Tax Event (as defined under "Description of Capital Securities-- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Series B Issuer to redeem the Capital Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the principal amount together with accrued and unpaid interest up to but excluding the Redemption Date. If redeemed during the 12-month period beginning February 15 of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2007..............................................................  105.375%
   2008..............................................................  104.838
   2009..............................................................  104.300
   2010..............................................................  103.763
   2011..............................................................  103.225
   2012..............................................................  102.688
   2013..............................................................  102.150
   2014..............................................................  101.613
   2015..............................................................  101.075
   2016..............................................................  100.538

and at 100% on or after February 15, 2017.

  The Redemption Price, in the case of a redemption following a Tax Event as described under (ii) above, shall be equal to 100% of the principal amount of such Junior Subordinated Debentures plus accrued and unpaid interest thereon to but excluding the Redemption Date.

CONDITIONAL RIGHT TO SHORTEN MATURITY UPON A TAX EVENT

  The maturity of the Junior Subordinated Debentures may be shortened at the option of the Company under the circumstances described under "Description of Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event." Upon the exercise of the right to shorten the maturity of the Junior Subordinated Debentures, the Company will no longer have the right to redeem the Junior Subordinated Debentures prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Junior Subordinated Debentures.

  See "Description of Capital Securities--Redemption--Possible Tax Law Changes Affecting Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Junior Subordinated Debentures.

ADDITIONAL SUMS

  The Company has covenanted in the Junior Subordinated Indenture that so long as no Debenture Event of Default has occurred and is continuing, if (i) the Series B Issuer is the holder of all outstanding Junior Subordinated Debentures and (ii) a Tax Event has occurred and is continuing in respect of such outstanding Junior Subordinated Debentures, the Company will pay to the Series B Issuer together with any payment of principal of (or premium, if any) or interest on such Junior Subordinated Debentures such Additional Sums (as defined under "Description of Capital Securities--Redemption--Payment of Additional Sums") as may be necessary.

CHANGE OF CONTROL REPURCHASE

  Upon the occurrence of a Change of Control, the holders of the Junior Subordinated Debentures (initially the Series B Issuer) will have the right to cause the Company to repurchase a Like Amount of Junior Subordinated Debentures corresponding to the Liquidation Amount of Capital Securities that are the subject of Repurchase Elections, or in the event the Junior Subordinated Debentures are distributed to holders of Capital Securities, such holders will have the right to cause the Company to repurchase all or any portion of the aggregate principal amount of the Junior Subordinated Debentures held by such holders at a repurchase price equal to 101% of the aggregate principal amount of such Junior Subordinated Debentures plus accrued and unpaid interest thereon to the repurchase date. See "Description of Capital Securities--Change of Control Repurchase."

REGISTRATION, DENOMINATION AND TRANSFER

  The Junior Subordinated Debentures will be registered in the name of the Series B Issuer. In the event that the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities--Book-Entry, Delivery and Form."

  Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

  Payments on Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

  The Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures, of any authorized denominations, of a like aggregate principal amount.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar (as defined below) or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as Securities Registrar (the "Securities Registrar") under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

  In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company (or if then held by the Company shall be discharged from such trust) and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

CERTAIN COVENANTS

 Limitation on Indebtedness

  The Company and its subsidiaries will not be permitted to incur any Debt unless, immediately after giving effect to the incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Ratio for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Debt, calculated on a pro forma basis as if such Debt had been incurred at the beginning of such four full fiscal quarters, would be greater than 1.5 to 1 for the period ending on the first anniversary of the date of issuance of the Junior Subordinated Debentures; 1.75 to 1 for the period from the first anniversary of the date of issuance of the Junior Subordinated Debentures and ending on the second anniversary of the date of issuance of the Junior Subordinated Debentures, and 2.0 to 1 thereafter; provided, however, that notwithstanding the foregoing limitations, the Company may incur Debt (x) of up to $75,000,000 under its Credit Facility or any renewal, extension, refinancing or refunding thereof and (y) of up to an amount equal to the aggregate principal amount of the Company's 9 1/2% Senior Notes due October 15, 2001 (the "9 1/2% Senior Notes") and 8% Senior Notes due August 15, 1999 (the "8% Senior Notes") to the extent incurred in connection with the refunding or refinancing thereof, plus the amount of any premium required to be paid in connection therewith and the reasonable expenses incurred in connection therewith. For purposes of the foregoing, the Consolidated Cash Flow Ratio for any period from January 1, 1997 to December 31, 1997, shall be calculated on an annualized basis as follows: (i) at any time prior to the Company's financial statements for the second fiscal quarter of 1997 being available, by annualizing the Company's first 1997 fiscal quarter; (ii) at any time after the Company's financial statements for the second fiscal quarter of 1997 are available and prior to the Company's financial statements for the third fiscal quarter of 1997 being available, by annualizing the Company's first and second 1997 fiscal quarters; (iii) at any time thereafter and prior to the Company's 1997 results being available, by annualizing the Company's first three 1997 fiscal quarters, and (iv) with respect to any Person acquired by the Company or a Subsidiary of the Company during such period, the Consolidated Cash Flow Ratio shall be calculated utilizing financial information with respect to such Person for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Debt.

  The Junior Subordinated Indenture will provide that the foregoing covenant will be applicable to the Company unless and until the Company reaches Investment Grade Status. Upon reaching Investment Grade Status, the Company will be released from its obligation to comply with such covenant. The Company will continue to remain obligated to comply with the covenant described below upon reaching Investment Grade Status.

 Reports to Holders of Capital Securities

  The Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements, so long as the Commission will accept such filings. The Company will file with the Property Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may be rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports filed with the Commission, to be delivered to the Property Trustee, and the Property Trustee will deliver the same to holders of the Capital Securities.

 Certain Definitions

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

  "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income for such period increased by the sum of
(i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period, plus (iv) other non-cash charges of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items of such Person for such period increasing consolidated revenues in determining Consolidated Net Income for such period (other than unearned premiums).

  "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available For Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt proposed to be incurred by such Person or its Subsidiaries plus (C) the annual interest expense (including the amortization of debt discount) with respect to any other Debt incurred by such Person or its Subsidiaries since the end of such period to the extent not included in Clause (ii)(A) minus (D) Consolidated Interest Expense of such Person to the extent included in Clause (ii)(A) with respect to any Debt that will no longer be outstanding as a result of the incurrence of the Debt proposed to be incurred; provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided further that, in the event such Person or its Subsidiaries has made asset dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the asset dispositions or acquisitions had taken place on the first day of such period.

  "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

  "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends declared and payable in cash; and (v) the portion of any rental obligation allocable to interest expense.

  "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (c) the cumulative effect of changes in accounting principles and
(d) all extraordinary gains and extraordinary losses.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

  "Investment Grade Status", with respect to the Company, shall occur when the 9 1/2% Senior Notes and the 8% Senior Notes (and any other unsecured senior indebtedness) receive a rating of "BBB-" or higher from Standard & Poor's or a rating of "Baa3" or higher from Moody's.

  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final stated maturity of the Junior Subordinated Debentures or is redeemable at the option of the holder thereof at any time prior to the final stated maturity of the Junior Subordinated Debentures.

  "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN OTHER COVENANTS OF THE COMPANY

  The Company has covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) payments on dividends or distributions in capital stock of the Company,
(b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of registration of shares of an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment plan or stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction, and (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into Common Stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding in accordance with the terms of such stock), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Series B Issuer, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Capital Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

  The Company also covenants with each holder of Junior Subordinated Debentures (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Series B Issuer; provided, however, that any permitted successor of the Company may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such Series B Issuer, except (a) in connection with a distribution of the Junior Subordinated Debentures to the holders of the Trust Securities of such Series B Issuer in liquidation of such Series B Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause the Series B Issuer to remain classified as a grantor trust and not be taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and following the Exchange Offer qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner adversely affecting the rights of the holders of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, provided that, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied and, where a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities.

  In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for any purpose set forth under the Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures, whether voluntary or involuntary or effected by operation of law or pursuant to any judgment or decree of any court or regulation of any administrative or governmental body:

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of at least a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee as provided under the Junior Subordinated Indenture. Upon certain events of bankruptcy, insolvency or reorganization of the Company constituting a Debenture Event of Default, the principal amount of all outstanding Junior Subordinated Debentures shall automatically become immediately due and payable. Except as set forth above, the Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal amount due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non- payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all of the conditions and covenants applicable to it under the Junior Subordinated Indenture.

  In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date on which such amounts are otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of (and premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Capital Securities of such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. The Company shall have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement, see "Description of Capital Securities--Events of Default; Notice," or unless there shall have been a continuing Debenture Event of Default and the Debenture Trustee shall have failed to act upon written request of holders of at least 25% in Liquidation Amount of the outstanding Capital Securities.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Junior Subordinated Indenture provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with, or merges into another entity or conveys, transfers or leases its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and such successor entity expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and
(iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

  The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures, unless such transaction results in a Change of Control. See "--Change of Control Repurchase."

SATISFACTION AND DISCHARGE

  The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee, and the Company deposits or causes to be deposited with the Debenture Trustee as trust funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the Stated Maturity or Redemption Date, as the case may be, then the Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

SUBORDINATION

  The Junior Subordinated Debentures shall be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. In the event that the Company shall default in the payment of any principal, premium, if any, or interest, if any, or any other amount on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Indebtedness" means any indebtedness of the Company to its creditors (other than trade creditors), whether now outstanding or subsequently incurred, other than any indebtedness as to which, in the instrument creating or evidencing the indebtedness or pursuant to which the indebtedness is outstanding, it is provided that such indebtedness is not Senior Indebtedness. Indebtedness means with respect to any person (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments,
(iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services, (v) every capital lease obligation of such person, (vi) every hedging obligation, (vii) every obligation of others secured by a lien on any asset of such person, (viii) every obligation of the type referred to in clauses (i) through (vii) of another person the payment of which such person has guaranteed or is responsible or liable and (ix) any and all deferrals, renewals, extensions and refundings of or amendments or supplements to any liability of the kind described in any of the preceding clauses (i) through (viii). Senior Indebtedness does not include the Junior Subordinated Debentures, but does include the 8% Senior Notes and 9 1/2% Senior Notes and intercompany indebtedness. As of December 31, 1996, the Company had approximately $194,760,000 of Senior Indebtedness outstanding.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceedings relating to the Company, its creditors or its assets, (ii) liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings or (iii) any assignment for the benefit of creditors or any other marshaling of the assets of the Company, all amounts due or to become due on or in respect of all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated

Debentures (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

  The Junior Subordinated Indenture places certain limitations on the amount of additional Senior Indebtedness that may be incurred by the Company. See "-- Certain Covenants--Limitation on Indebtedness." The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

GOVERNING LAW

  The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  Any Debenture Trustee must be authorized to exercise corporate trust powers and have a combined capital and surplus of at least $50,000,000. The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in the performance of the obligations under the Junior Subordinated Debentures, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request or direction of any holder of Junior Subordinated Debentures, unless offered reasonable security or indemnity by such holder against the costs, expenses and liabilities which might be accrued thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity against such risk or liability is not reasonably assured to it. After a Debenture Event of Default, the Debenture Trustee must use the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  The Debenture Trustee may resign at any time and may be removed at any time by the holders of a majority in principal amount of outstanding Junior Subordinated Debentures or by the Company as set forth under the Junior Subordinated Indenture.

                           DESCRIPTION OF GUARANTEE

  The Exchange Guarantee will be delivered by the Company concurrently with the issuance by the Series B Issuer of its Exchange Capital Securities for the benefit of the holders from time to time of such Exchange Capital Securities. First Union National Bank of North Carolina will act as trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Guarantee Agreement (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

  The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Series B Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Series B Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Series B Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Trust Securities called for redemption or the Repurchase Price with respect to any Capital Securities subject to a Repurchase Election, as applicable, in either case, to the extent that the Series B Issuer has funds on hand available therefor at such time or (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Series B Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate Liquidation Distribution, to the extent that the Series B Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series B Issuer remaining available for distribution to holders of Trust Securities on liquidation of the Series B Issuer after satisfaction of liabilities to creditors of the Series B Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Common Securities and Capital Securities or by causing the Series B Issuer to pay such amounts to such holders.

  The Guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the Series B Issuer's obligations under the Capital Securities, but will apply only to the extent that the Series B Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Company does not make interest payments on the Junior Subordinated Debentures held by the Series B Issuer, the Series B Issuer will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligation under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any other indenture that the Company may enter into in the future or otherwise.

  The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Series B Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Series B Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as Junior Subordinated Debentures, except those made pari passu or subordinate to such obligations.

  The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Series B Issuer or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures as provided in the Trust Agreement. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by the Company.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities and of the Guarantee Trustee. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  Any registered holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Series B Issuer, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee must be eligible to act as such under the Trust Indenture Act, must be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000.

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any of its obligations under the Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the rights or powers vested in it by the Guarantee at the request or direction of any holder of any Capital Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

  The Guarantee Trustee may resign and be removed without cause at any time by the Company.

  For information concerning the relationship between First Union National Bank of North Carolina, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Securities or the Repurchase Price in respect of all outstanding Capital Securities, upon full payment of the amounts payable with respect to the Trust Securities upon liquidation of the Series B Issuer or upon distribution of Junior Subordinated Debentures to the holders of the Trust Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                             THE EXPENSE AGREEMENT

  Pursuant to an Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Series B Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Series B Issuer, other than obligations of the Series B Issuer to pay to the holders of the Capital Securities or other similar interests in the Series B Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The Expense Agreement will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Guarantee and the Junior Subordinated Debentures.

                  RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                      THE JUNIOR SUBORDINATED DEBENTURES,
                    THE GUARANTEE AND THE EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Series B Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Series B Issuer's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Series B Issuer will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Series B Issuer does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Capital Securities and Common Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Series B Issuer except the Series B Issuer's obligations to holders of its Capital Securities; and (iv) the Trust Agreement further provides that the Series B Issuer will not engage in any activity that is not consistent with the limited purposes of the Series B Issuer.

  Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with, and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Series B Issuer or any other person or entity.

  A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured and waived.

LIMITED PURPOSE OF SERIES B ISSUER

  The Capital Securities represent preferred undivided beneficial interests in the assets of the Series B Issuer, and the Series B Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Series B Issuer (or from the Company under the Guarantee) only if and to the extent the Series B Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Series B Issuer, other than any such termination, winding-up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of the liabilities to creditors of the Series B Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Series B Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities-- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Series B Issuer (other than the Series B Issuer's obligations to the holders of its Capital Securities), the positions of a holder of the Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities. This summary addresses only the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax- exempt organizations, dealers in securities or currencies, persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, persons that do not hold Capital Securities as capital assets or, except with respect to the discussion under the caption "United States Alien Holders," persons whose functional currency is not the United States dollar.

  The statements of law or legal conclusions set forth in this summary constitute the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company and the Series B Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Exchange Capital Securities for the Outstanding Capital Securities should not be a taxable event to a holder of such securities for United States federal income tax purposes. Accordingly, a holder will have the same adjusted basis and holding period in the Exchange Capital Securities as such holder had in the Outstanding Capital Securities immediately prior to the exchange.

CLASSIFICATION OF THE SERIES B ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement, the Series B Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and accordingly will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

ORIGINAL ISSUE DISCOUNT

  Under the Junior Subordinated Indenture, the Company has the right to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi- annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the

Stated Maturity of the Junior Subordinated Debentures. Because of this option, all interest payable on the Junior Subordinated Debentures will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Junior Subordinated Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term "interest" in this summary shall include income in the form of OID.) The possible payment of additional interest upon a Registration Default should not be taken into account in computing the amount of OID required to be accrued by Securityholder. The amount of OID that accrues in any semi-annual period (other than during an Extension Period) will equal approximately the amount of the interest that accrues on the Junior Subordinated Debentures in that semi-annual period at the stated interest rate.

  In the event that the interest payment period is extended, each Securityholder will include interest in gross income in advance of the receipt of cash, and any Securityholder who disposes of the Capital Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series B Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during the Extension Period) will increase such Securityholder's tax basis in its Capital Securities, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL
SECURITIES

  Under current law, a distribution by the Series B Issuer of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities--Liquidation Distribution Upon Termination" will be non- taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Series B Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder will accrue interest in respect of the Junior Subordinated Debentures received from the Series B Issuer in the manner described above under "--Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of the Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and such Securityholder's adjusted tax basis in the Capital Securities sold or redeemed. Gain or loss recognized by a Securityholder on the Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss.

  The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series B Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition and add such amount to its adjusted tax basis in its Capital Securities disposed of. Such Securityholder will recognize a capital loss on the disposition of its Capital Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Capital Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, President Clinton submitted the fiscal 1998 budget to Congress, which, among other things, would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer, or where such instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The proposal would be effective generally for instruments issued on or after the date of appropriate Congressional action. If such provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures.

  Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Junior Subordinated Debentures or to cause a redemption of the Capital Securities, as described more fully under "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities-- Redemption."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law: (i) payments by the Series B Issuer or any of its paying agents to any Securityholder who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to the Company through stock ownership and (c) either (A) the Securityholder certifies to the Series B Issuer or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Series B Issuer or its agent, under penalties of perjury, that such statement has been received from the Securityholder by it or by a Financial Institution holding such security for the Securityholder and furnishes the Series B Issuer or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

  Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Capital Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and
(y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

INFORMATION REPORTING TO SECURITYHOLDERS

  Generally, income on the Capital Securities will be reported on Forms 1099, which forms should be mailed to Securityholders by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale (including redemption) of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as credit against the Securityholder's United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.

                             ERISA CONSIDERATIONS

GENERAL

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Exchange Capital Securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

  The acquisition of any Exchange Capital Security by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to the Company that (i) if the Company is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code (as discussed below), and (ii) the Company is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Exchange Capital Securities.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Exchange Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Exchange Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT.

PROHIBITED TRANSACTIONS

  The Company may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Exchange Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Exchange Capital Securities, any person who is, or who in acquiring such Securities is using the assets of, an ERISA Plan should determine that an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the Exchange Capital Securities, or that its investment in such securities will not result in a Prohibited Transaction.

  Certain administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the Exchange Capital Securities. Included in these exemptions are:
Prohibited Transaction Class Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 91-38, regarding investments by bank collective investment funds; PTE 84-14, regarding transactions effected by qualified professional asset managers; PTE 96-23, regarding transactions effected by in-house asset managers; or PTE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

  The Department of Labor has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" (e.g., ERISA Plans, governmental plans, church plans and foreign plans) is not "significant." For purposes of the Regulations, the Series B Issuer will not be an investment company nor an operating company. As discussed below, at the time of the Exchange Offer, the Exchange Capital Securities may qualify as "publicly offered securities" for purposes of the Regulations, but such result cannot be assured.

  Under the Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Exchange Capital Securities, the aggregate interest in the Exchange Capital Securities held by benefit plan investors will be less than 25% of the value of the Exchange Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Regulations, such result cannot be assured. Consequently, if ERISA Plans acquire the Exchange Capital Securities, the Series B Issuer's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Exchange Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Series B Issuer. In addition, if the Company were considered to be a fiduciary with respect to the Series B Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), the optional redemption or acceleration of the Junior Subordinated Debentures to the Exchange Junior Subordinated Debentures could be considered to be Prohibited Transactions. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Series B Issuer's assets may become a fiduciary with respect to the ERISA Plans that will acquire the Exchange Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

  The Exchange Capital Securities are being distributed pursuant to an effective registration statement under the Securities Act and subsequently will be registered under the Exchange Act. The Exchange Capital Securities may qualify as "publicly offered securities" under the Regulations if, in addition to such distribution and registration, at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the Exchange Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the Exchange Capital Securities qualify as "publicly offered securities," the assets of the Series B Issuer should not be "plan assets" as of such time. If at the time of the Exchange Offer the Exchange Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph could be applicable in connection with the investment by ERISA Plans in the Exchange Capital Securities.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Outstanding Capital Securities where such Outstanding Capital Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until     , 199 , all dealers effecting
transactions in the Exchange Capital Securities may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Exchange Capital Securities by broker- dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Capital Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Each broker-dealer who surrenders Outstanding Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Series B Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of Exchange Securities pursuant to this Prospectus until the Company or the Series B Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker- dealer, or the Company or the Series B Issuer has given notice that the sale of the Exchange Securities may be resumed, as the case may be.

  For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Outstanding Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Outstanding Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, counsel to the Company and the Series B Issuer. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures and certain matters relating to United States federal income tax considerations will be passed upon on behalf of the Series B Issuer and the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison may rely upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law.

                                    EXPERTS

  The financial statements of the Company and its consolidated subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 and the related financial statement schedules appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report.

                     GLOSSARY OF SELECTED INSURANCE TERMS

Combined ratio.................  The sum of the expense ratio and the loss ratio. A combined ratio under 100% generally indicates an underwriting profit and a combined ratio over 100% generally indicates an underwriting loss. The extent by which the combined ratio deviates from 100% indicates relative underwriting profit or loss.

Direct premiums written........  Total premiums written by an insurer other than premiums for reinsurance assumed by an insurer.

Expense ratio..................  Under statutory accounting, the ratio of underwriting expenses to net premiums
                                  written. Under GAAP accounting, the ratio of underwriting expenses to premiums earned.

GAAP...........................  Generally accepted accounting principles.

Loss adjustment expenses         The expenses of settling claims, including
("LAE")........................   legal and other fees and expenses, and the
                                  portion of general expenses allocated to claim settlement costs.

Loss ratio.....................  The ratio of incurred losses and loss adjustment expenses to premium earned.

Loss reserves..................  Estimated liabilities established by insurers to reflect the estimated cost of claims
                                  payments and the related expenses that the insurer will ultimately be required to pay in respect of insurance it has written. Reserves are established for losses and for loss adjustment expenses.

Net premiums written...........  The portion of direct premiums written retained by an insurer after deducting
                                  premiums on business ceded.

Premiums earned................  The portion of net premiums written applicable to the expired period of
                                  policies.

Reinsurance....................  A procedure whereby an insurer transfers
                                  ("cedes") to another insurer all or a
                                  portion of the risk insured in consideration of a premium. Reinsurance can be effected by a "treaty," where reinsurance automatically covers a portion of all risks of a defined category, amount and type, or by "facultative" reinsurance, where reinsurance is negotiated on a contract-by- contract basis. Although reinsurance does not legally discharge the ceding insurer from primary liability for the full amount of the policies ceded, the assuming reinsurer is liable to the extent of the coverage ceded.

Retention......................  The amount or portion of risk which an insurer assumes for its own account. Losses in excess of the retention level are paid by the reinsurer. In proportional treaties, the retention may be a percentage of the original policy's limit. In excess of loss treaties, the retention is a dollar amount of loss, a loss ratio or a percentage.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SERIES B ISSUER. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUM-STANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE SERIES B ISSUER SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SE-CURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    6
Incorporation of Certain Documents by Reference...........................    6
Prospectus Summary........................................................    8
The Company...............................................................   15
Integon Capital I.........................................................   17
Risk Factors..............................................................   19
Use of Proceeds...........................................................   29
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends....................................   29
Accounting Treatment......................................................   29
Capitalization............................................................   30
Selected Financial Information............................................   31
Exchange Offer............................................................   32
Description of Capital Securities.........................................   41
Description of Junior Subordinated Debentures.............................   58
Description of Guarantee..................................................   71
The Expense Agreement.....................................................   73
Relationship Among the Capital Securities, the Junior Subordinated
 Debentures, the Guarantee and the Expense Agreement......................   73
Certain Federal Income Tax Considerations.................................   76
ERISA Considerations......................................................   79
Plan of Distribution......................................................   81
Validity of Securities....................................................   82
Experts...................................................................   82
Glossary of Selected Insurance Terms......................................   83

  UNTIL       , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE SECU-
RITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UN-SOLD ALLOTMENT.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $100,000,000

                               INTEGON CAPITAL I

  OFFER TO EXCHANGE ITS 10 3/4% CAPITAL SECURITIES, SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OF ITS OUTSTANDING 10 3/4%
                         CAPITAL SECURITIES, SERIES A

  (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY
                              GUARANTEED BY

                              INTEGON CORPORATION

                                ---------------
                                  PROSPECTUS
                                ---------------

                                      , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if
(a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

  Section 10 of the Company's restated certificate of incorporation and
Article 8 of the Company's by-laws provide that the Company shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys's fees and disbursements). Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to an Other Entity at the request of the Company to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of these provisions.

  Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

  Section 9 of the Company's restated certificate of incorporation limits the personal liability of directors of the Company to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Pursuant to article 6 of the Registration Rights Agreement, the Company and the Series B Issuer have agreed to indemnify the holders of the securities to be included in the Registration Statement, the underwriters participating in any offering or sale of such securities and any controlling person of such persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus provided to such persons by the Company or the Series B Issuer, except where such statement or omission arises from written information provided by such persons to the Company or the Series B Issuer for use in such registration statement or prospectus. The Company and the Series B Issuer may require an undertaking from the holders of the securities to be included in the Registration Statement and the underwriters participating in any offering or sale of such securities, to indemnify the Company and the Series B Issuer and their directors and controlling persons to the same extent as the foregoing indemnity from the Company and the Series B Issuer but only with reference to written information provided by such persons to the Company and the Series B Issuer for use in such registration statement and prospectus.

  The Company's Directors' and Officers' Liability and Reimbursement Insurance Policies are designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policies have aggregate coverage of $20 million.

  Section 8.6 of the Trust Agreement provides that the Company shall indemnify each Issuer Trustee and Administrator and their affiliates, officers, directors, shareholders, employees, representatives or agents, and any employee or agent of the Series B Issuer or its affiliates (each, an "Indemnified Person") from and against any and all loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Series B Issuer or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Series B Issuer, except where such loss, damage or claim was incurred by such Indemnified Person by reason of its negligence (in the case of the Property Trustee), its gross negligence (in the case of the Administrators and the Delaware Trustee), or its willful misconduct with respect to such acts or omissions.

  Section 6.7 of the Junior Subordinated Indenture provides that the Company shall indemnify each of the Debenture Trustee and any predecessor Debenture Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of the debenture trust or the performance of its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Section 3.3 of the Guarantee Agreement provides for similar indemnification of the Guarantee Trustee.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT NO. DESCRIPTION OF EXHIBIT
 ----------- ----------------------
  **3        Amended and Restated by-laws of the Company, effective February
              18, 1997.
  **4.1      Junior Subordinated Indenture, dated as of February 10, 1997, between the Company and First Union National bank of North
              Carolina, as Trustee.
  **4.2      Form of Junior Subordinated Deferrable Interest Debenture.
  **4.3      Certificate of Trust of Integon Capital I (the "Series B Issuer")
              dated January 27, 1997.
  **4.4      Amended and Restated Trust Agreement of the Series B Issuer, dated as of February 10, 1997, among the Company, as depositor, the
              Administrators thereof, First Union Bank of Delaware, as Delaware
              Trustee, First Union National Bank of North Carolina as Property
              Trustee and the holders from time to time of undivided interests in the assets of the Series B Issuer.
  **4.5      Form of Capital Security for the Series B Issuer (included in the
              Amended and Restated Agreement filed as Exhibit 4.4 to this
              Registration Statement).
  **4.6      Guarantee Agreement, dated as of February 10, 1997, between the
              Company and First Union National Bank of North Carolina, as
              Guarantee Trustee.
  **4.7      Exchange and Registration Rights Agreement, dated February 10,
              1997, among the Company, the Series B Issuer and Goldman, Sachs &
              Co., as Representative for the Initial Purchasers.
  **4.8      Expense Agreement, dated as of February 10, 1997, between the
              Company and the Series B Issuer.
  **5.1      Opinion of Richards, Layton & Finger as to validity of the Capital
              Securities.
  **5.2      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the Exchange Junior Subordinated Debentures and the Exchange
              Guarantee to be issued by the Company.
  **8        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain federal income tax matters.
 **11        Statement of Computation of Per Share Earnings (incorporated by reference to Exhibit 11.1 to the Company's Annual Report on Form
              10-K for the fiscal year ended December 31, 1996).
 **12        Statement of Computation of Ratios of Earnings to Fixed Charges.
 **21        Subsidiaries of the Company (incorporated by reference to Exhibit
              21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).
  *23.1      Consent of Deloitte & Touche L.L.P.
 **23.2      Consent of Richards, Layton & Finger (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
 **23.3      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
 **23.4      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8 to this Registration Statement).
 **24        Powers of Attorney (included on signature page of this Part II).
 **25.1      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina to act as trustee under the Junior Subordinated
              Indenture.
 **25.2      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina to act as trustee under the Amended and Restated
              Trust Agreement.
 **25.3      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina under the Guarantee for the benefit of the holders of Capital Securities.
 **99.1      Form of Letter of Transmittal.
 **99.2      Form of Notice of Guaranteed Delivery.
 **99.3      Form of Exchange Agency Agreement.

--------

 * Filed herewith

** Previously filed

ITEM 22. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee's benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MAY 5, 1997.

                                          Integon Corporation

                                                 /s/ John C Head III
                                          By __________________________________
                                              JOHN C HEAD IIICHIEF EXECUTIVE
                                                OFFICER(PRINCIPAL EXECUTIVE
                                                         OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED, ON MAY 5, 1997.

             SIGNATURES                        TITLE

                                       Chairman of the
      /s/ John C Head III               Board, Chief
-------------------------------------   Executive Officer
           JOHN C HEAD III              (Principal
                                        Executive Officer)

                                       Senior Vice
      /s/ Donald F. McKee               President Finance
-------------------------------------   and Administration
           DONALD F. MCKEE              and Chief Financial
                                        Officer (Principal
                                        Financial Officer)

                                       Director
     /s/ Lester L. Coleman
-------------------------------------
          LESTER L. COLEMAN

                                       Director
     /s/ Charles H. Jamison
-------------------------------------

       CHARLES H. JAMISON

             SIGNATURES                         TITLE

                                        Director
      /s/ John B. McKinnon
-------------------------------------
          JOHN B. MCKINNON

                                        Director
       /s/ Derek V. Smith
-------------------------------------
           DEREK V. SMITH

                                        Director
-------------------------------------
       FREDERICK B. WHITTEMORE

                                        Director
      /s/ Ronald N. Zebeck
-------------------------------------
          RONALD N. ZEBECK

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, INTEGON CAPITAL I HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MAY 5, 1997.

                                          Integon Capital I

                                                       /s/ John B. Yorke
                                          By___________________________________
                                                JOHN B. YORKE ADMINISTRATOR

                                                      /s/ Donald F. McKee
                                          By___________________________________
                                               DONALD F. MCKEE ADMINISTRATOR

 EXHIBIT NO. DESCRIPTION OF EXHIBIT
 ----------- ----------------------
  **3        Amended and Restated by-laws of the Company, effective February
              18, 1997.
  **4.1      Junior Subordinated Indenture, dated as of February 10, 1997, between the Company and First Union National bank of North
              Carolina, as Trustee.
  **4.2      Form of Junior Subordinated Deferrable Interest Debenture.
  **4.3      Certificate of Trust of Integon Capital I (the "Series B Issuer")
              dated January 27, 1997.
  **4.4      Amended and Restated Trust Agreement of the Series B Issuer, dated as of February 10, 1997, among the Company, as depositor, the
              Administrators thereof, First Union Bank of Delaware, as Delaware
              Trustee, First Union National Bank of North Carolina as Property
              Trustee and the holders from time to time of undivided interests in the assets of the Series B Issuer.
  **4.5      Form of Capital Security for the Series B Issuer (included in the
              Amended and Restated Agreement filed as Exhibit 4.4 to this
              Registration Statement).
  **4.6      Guarantee Agreement, dated as of February 10, 1997, between the
              Company and First Union National Bank of North Carolina, as
              Guarantee Trustee.
  **4.7      Exchange and Registration Rights Agreement, dated February 10,
              1997, among the Company, the Series B Issuer and Goldman, Sachs &
              Co., as Representative for the Initial Purchasers.
  **4.8      Expense Agreement, dated as of February 10, 1997, between the
              Company and the Series B Issuer.
  **5.1      Opinion of Richards, Layton & Finger as to validity of the Capital
              Securities.
  **5.2      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the Exchange Junior Subordinated Debentures and the Exchange
              Guarantee to be issued by the Company.
  **8        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain federal income tax matters.
 **11        Statement of Computation of Per Share Earnings (incorporated by reference to Exhibit 11.1 to the Company's Annual Report on Form
              10-K for the fiscal year ended December 31, 1996).
 **12        Statement of Computation of Ratios of Earnings to Fixed Charges.
 **21        Subsidiaries of the Company (incorporated by reference to Exhibit
              21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).
  *23.1      Consent of Deloitte & Touche L.L.P.
 **23.2      Consent of Richards, Layton & Finger (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
 **23.3      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
 **23.4      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8 to this Registration Statement).
 **24        Powers of Attorney (included on signature page of this Part II).
 **25.1      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina to act as trustee under the Junior Subordinated
              Indenture.
 **25.2      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina to act as trustee under the Amended and Restated
              Trust Agreement.
 **25.3      Form T-1 Statement of Eligibility of First Union National Bank of
              North Carolina under the Guarantee for the benefit of the holders of Capital Securities.
 **99.1      Form of Letter of Transmittal.
 **99.2      Form of Notice of Guaranteed Delivery.
 **99.3      Form of Exchange Agency Agreement.

--------

 * Filed herewith

** Previously filed